                                 SCHEDULE 14A
                                (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14 A INFORMATION


          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              rule 14a-6(e)(2))

[X]  Definitive Revised Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             TRIAD HOSPITALS, INC
            -------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


            -------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.

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[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

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(4) Date Filed:

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                             TRIAD HOSPITALS, INC.
                          13455 Noel Road, 20th Floor
                              Dallas, Texas 75240

                               ----------------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    May 23, 2000 at 10:00 a.m., local time
                               ----------------


To our Stockholders:

   The 2000 Annual Meeting of Stockholders of Triad Hospitals, Inc. (the "Company") will be held at the Westin Park Central Hotel, 8051 LBJ Freeway, Dallas, Texas, on Tuesday, May 23, 2000 beginning at 10:00 a.m., local time. The meeting will be held for the following purposes:

     1. To elect three directors to serve until the 2003 annual meeting of stockholders and to elect one director to serve until the 2001 annual meeting of stockholders, or until their respective successors shall have been duly elected and qualified.

     2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors.

     3. To act upon a proposal to approve the Company's 1999 Long-Term Incentive Plan, as amended.

     4. To act upon a proposal to approve the Company's Employee Stock Purchase Plan.

     5. To transact such other business as may properly come before the meeting.

   Stockholders of record at the close of business on April 14, 2000 are entitled to notice of, and to vote at, the Annual Meeting. A complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at our executive offices, during ordinary business hours, for a period of at least ten days prior to the Annual Meeting.

   You are cordially invited to be present. This will be our first stockholder meeting as a publicly-owned company. Stockholders who do not expect to attend in person are requested to sign and return the enclosed form of proxy in the envelope provided. At any time prior to their being voted, proxies are revocable by written notice to the Secretary of the Company or by voting at the meeting in person.

                                         By order of the Board of Directors

                                         DONALD P. FAY
                                         Executive Vice President, General
                                          Counsel
                                         and Secretary

April 28, 2000

                             TRIAD HOSPITALS, INC.
                          13455 Noel Road, 20th Floor
                              Dallas, Texas 75240

                          REVISED PROXY STATEMENT

                               ----------------
                         ANNUAL MEETING OF STOCKHOLDERS
                            To be held May 23, 2000
                               ----------------

   This revised statement is furnished in connection with the solicitation of proxies by the Board of Directors of Triad Hospitals, Inc. ("Triad" or the "Company") from holders of the Company's outstanding shares of common stock entitled to vote at the 2000 Annual Meeting of Stockholders of the Company (and at any and all adjournments thereof) (the "2000 Annual Meeting") for the purposes referred to below and set forth in the accompanying Notice of Annual Meeting of Stockholders. This statement has been revised from the statement dated April 24, 2000 to reflect an amendment to the Company's 1999 Long-Term Incentive Plan, which is the subject of proposal 3, made on April 28, 2000, and related disclosures. Stockholders of record at the close of business on the record date, April 14, 2000, are entitled to notice of and to vote at the 2000 Annual Meeting. This Proxy Statement and the accompanying proxy materials are first being mailed to stockholders on or about May 1, 2000.

                     GENERAL INFORMATION ABOUT THE MEETING

Voting at the Annual Meeting

   As of the record date, there were approximately 34,013,348 shares of the Company's common stock outstanding and entitled to vote. Each share of common stock entitles the holder to one vote on all matters presented at the Annual Meeting.

   The presence at the meeting, in person or by proxy, of at least a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum to transact business at the 2000 Annual Meeting. The affirmative vote of a plurality of the shares of common stock represented at the 2000 Annual Meeting, in person or by proxy, is necessary for the election of directors. Stockholders will determine any other matters submitted to them by a majority of the votes present or represented by proxy and entitled to vote.

   A stockholder who is present or represented by proxy at the 2000 Annual Meeting will be counted for purposes of determining if a quorum exists even if the stockholder abstains from voting. Votes withheld from the election of any nominee for director and abstentions from any other proposal will not be counted in the number of votes cast on any matter. If a broker does not receive voting instructions from the beneficial owner of shares on a particular matter and indicates on the proxy that it does not have discretionary authority to vote on that matter, those shares will be considered as present and entitled to vote with respect to that matter, but will not be counted in the number of votes cast "for" or "against" the matter.

   Shares of common stock represented by properly executed proxies (the accompanying green-striped proxy card, or the proxy card sent with the statement dated April 24, 2000) will be voted at the 2000 Annual Meeting according to the directions marked on the proxies, unless they have previously been revoked. If the stockholders do not give directions on the proxies, the proxy holder will vote them for the election of each nominee named under "Election of Directors", for the ratification of PricewaterhouseCoopers LLP as our independent auditors, for the approval of the Company's 1999 Long-Term Incentive Plan, as amended, described under "Approval of 1999 Long-Term Incentive Plan," and for the approval of the Employee Stock Purchase Plan described under "Approval of Employee Stock Purchase Plan." Such proxy may be revoked by the person executing it at any time before it is voted by filing with our Corporate Secretary either a notice of revocation or a duly executed proxy bearing a later date. Stockholders who previously submitted a proxy card for the 2000 Annual Meeting who do not wish to modify their vote need not resubmit a proxy card. The proxy holder's powers will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

Solicitation Expenses

   Expenses in connection with the solicitation of proxies will be borne by the Company. Brokers, custodians and fiduciaries will be requested to transmit proxy material to the beneficial owners of common stock held of record by such persons, at the expense of the Company. The Company has retained Corporate Investor Communications, Inc. to aid in the solicitation of proxies, and for its services the Company expects to pay fees of approximately $8,000 plus expenses.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth information regarding the beneficial ownership of Triad common stock as of March 31, 2000, by each person known by Triad to be a beneficial owner of 5% or more of the outstanding Triad common stock and beneficial ownership of Triad common stock by each director and named executive officer and all directors and executive officers as a group:

                                                           Number      Percent
Name of Beneficial Owner                               of Shares(1)(2) of Class
------------------------                               --------------- --------
Triad Hospitals, Inc. Retirement Savings Plan........     3,000,000       8.8%
Blue Ridge Limited Partnership, JAG Holdings LLC, and
 John A. Griffin(3)..................................     1,790,000       5.3%
Capital Group International, Inc. and Capital Guard-
 ian Trust Company(4)................................     1,759,000       5.2%
Vanguard Windsor Funds(5)............................     2,170,789       6.4%
FMR Corp., Edward C. Johnson 3d and Abigail P. John-
 son(6)..............................................     2,486,463       7.3%
Greenlight Capital, L.L.C., David Einhorn and Jeffrey
 A. Keswin (7).......................................     2,977,000       8.8%
Wellington Management Company, LLP(8)................     4,083,921      12.1%
James D. Shelton(9)..................................       676,828       2.0%
Thomas G. Loeffler, Esq..............................         1,565         *
Thomas F. Frist III..................................       320,857         *
Marvin Runyon........................................         1,565         *
Michael J. Parsons(9)................................       187,702         *
Nicholas J. Marzocco(9)..............................        85,098         *
Christopher A. Holden(9).............................        82,624         *
Donald P. Fay(9).....................................        75,480         *
Uwe E. Reinhardt, Ph.D...............................             0         *
Dale V. Kesler.......................................         1,282         *
Gale Sayers..........................................         1,000         *
William R. Huston(9).................................        89,844         *
W. Stephen Love(9)...................................        61,785         *
Wayne G. McAlister(9)................................        58,979         *
Burke W. Whitman(9)..................................       260,660         *
All Directors and Executive Officers as a Group (15
 persons)(9).........................................     1,905,269       5.5%

--------
*  Less than one percent.
(1) Unless otherwise indicated, each stockholder shown on the table has sole voting and investment power with respect to the shares beneficially owned. The number of shares shown does not include the interest of certain persons in shares held by family members in their own right.
(2) Each named person or group is deemed to be the beneficial owner of securities which may be acquired within 60 days through the exercise or conversion of options, warrants and rights, if any, and such securities are deemed to be outstanding for the purpose of computing the percentage beneficially owned by such person or group. Such securities are not deemed to be outstanding for the purpose of computing the percentage beneficially owned by any other person or group. Accordingly, the indicated number of shares includes shares issuable upon conversion of convertible securities or upon exercise of options (including employee stock options) held by such person or group.

(3) The ownership given for Blue Ridge Limited Partnership, JAG Holdings LLC and John A. Griffin is based on information contained in the Schedule 13G/A dated February 14, 2000, filed with the Commission by Blue Ridge Limited Partnership in respect of its beneficial ownership of Triad Hospitals, Inc. common stock. The address of Blue Ridge Limited Partnership is 660 Madison Avenue, 20th floor, New York, New York 10021.
(4) The ownership given for Capital Group International, Inc. and Capital Guardian Trust Company is based on information contained in the Schedule 13G dated February 10, 2000, filed with the Commission by Capital Group International, Inc. in respect of its beneficial ownership of Triad Hospitals, Inc. common stock. The address of Capital Group International, Inc. is 11100 Santa Monica Blvd., Los Angeles, California 90025.
(5) The ownership given for Vanguard Windsor Funds is based on information contained in the Schedule 13G dated February 8, 2000, filed with the Commission by Vanguard Windsor Funds in respect of its beneficial ownership of Triad Hospitals, Inc. common stock. The address of Vanguard Windsor Funds is P.O. Box 2600, V37, Valley Forge, Pennsylvania 19482.
(6) The ownership given for FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson is based on information contained in the Schedule 13G dated February 1, 1999, filed with the Commission by FMR Corp. in respect of its beneficial ownership of Columbia/HCA common stock. The address of FMR Corp is 82 Devonshire Street, Boston, Massachusetts 02109.
(7) The ownership given for Greenlight Capital, L.L.C., David Einhorn and Jeffrey H. Keswin is based on information contained in the Schedule 13D/A dated November 4, 1999, filed with the Commission by Greenlight Capital, L.L.C. in respect of its beneficial ownership of Triad Hospitals, Inc. common stock. The address of Greenlight Capital, L.L.C. is 420 Lexington Avenue, Suite 875, New York, New York 10170.
(8) The ownership given for Wellington Management Company, LLP is based on information contained in the Schedule 13G/A dated February 11, 2000, filed with the Commission by Wellington Management Company, LLP in respect of its beneficial ownership of Triad Hospitals, Inc. common stock. The address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109. Wellington Management Company, LLP reported in its
    Schedule 13G/A that of the securities as to which such Schedule was filed, more than five percent were securities as to which Vanguard Windsor Fund is the owner of record.
(9) Of the shares reported for Messrs. Shelton, Parsons, Marzocco, Holden, Fay, Huston, Love, McAlister and Whitman, 276,828, 105,502, 42,601, 38,639,
    35,474, 46,949, 21,250, 23,750 and 95,000 shares, respectively, represent shares that are issuable by options that are exercisable within 60 days.

                            1. ELECTION OF DIRECTORS

   The Company's certificate of incorporation provides that the Board of Directors is to be divided into three classes of directors, which are required to be as nearly equal in number as possible. At each annual meeting of stockholders, one class of directors is elected to a term of three years. Directors for Class I are to be elected at this 2000 Annual Meeting for three-year terms expiring in 2003, and as described below, an additional Class II director will be added effective as of the 2000 Annual Meeting.

   Pursuant to the Company's certificate of incorporation, the Board of Directors at the last regular quarterly meeting increased the authorized number of the Company's directors from eight to 10 members, effective as of the 2000 Annual Meeting, and designated one of the newly created directorships as Class II, to have a term expiring at the 2001 annual meeting of stockholders and the other newly created directorship as Class I, to have a term expiring at the 2003 annual meeting of stockholders. Effective as of May 22, 2000, Marvin Runyon, a Class I director of the Company with a term expiring at the 2000 Annual Meeting, will not stand for reelection to such seat, and will instead stand for election to the newly created directorship in Class II having the term expiring at the 2001 annual meeting.

   Dale V. Kesler, Donald B. Halverstadt, M.D., and Barbara A. Durand, R.N. have been nominated by the Board of Directors for election as Class I directors at the 2000 Annual Meeting, each to serve for a term of three years, until the 2003 Annual Meeting of Stockholders or until his or her successor is duly elected and qualified. Marvin Runyon has been nominated by the Board of Directors for election as a Class II director at the 2000 Annual Meeting to serve until the 2001 annual meeting of stockholders or until his successor is duly elected and qualified. Messrs. Kesler and Runyon have served on the Board of Directors of the Company since the date of the Company's spin-off from Columbia/HCA Healthcare Corporation on May 11, 1999 (the "Spin-Off"). Dr. Halverstadt and Ms. Durand have been nominated to fill the vacancies resulting from the increase in the authorized number of directors and Mr. Runyon's decision to stand for election as a Class II director as described above.

   The Board of Directors recommends a vote "FOR" the election of these nominees as directors.

   Proxies in the enclosed form received from holders of common stock prior to the 2000 Annual Meeting will be voted for the election of the four nominees named above as directors of the Company unless stockholders indicate otherwise. If any of the foregoing nominees is unable to serve for any reason (which event is not anticipated), the shares represented by the enclosed proxy may be voted for such other person or persons as may be determined by the holders of such proxy unless stockholders indicate otherwise. Directors will be elected by the affirmative vote of a plurality of the shares of common stock present in person or represented by proxy and entitled to vote at the 2000 Annual Meeting. Thus, those nominees who receive the four highest number of votes for their election as directors will be elected, regardless of the number of shares that are not voted for the election of such nominees. Shares with respect to which authority to vote for any nominee or nominees is withheld will not be counted in the total number of shares voted for such nominee or nominees.

   Information concerning each of the nominees named for election as directors along with information concerning the Class II and Class III directors, whose terms of office will continue after the 2000 Annual Meeting, is set forth below.

                             NOMINEES FOR ELECTION

                       CLASS I--TERM WILL EXPIRE IN 2003

     DALE V. KESLER           Director since 1999                  Age 61

   Dale V. Kesler served as a partner at Arthur Andersen LLP until April 1996 and as Managing Partner of Arthur Andersen's Dallas/Fort Worth office from 1983 to 1994. Mr. Kesler is a director of CellStar Corporation, Elcor Corporation, American Homestar Corporation, New Millenium Homes, Resource Services, Inc. and Compass Banks--Dallas.

     BARBARA A. DURAND, R.N.                                       Age 62

   Barbara A. Durand, R.N. has served as Professor and Dean of the Arizona State University College of Nursing since 1993. Prior to such time, she was Professor and Chairperson in the Department of Maternal-Nursing, Rush University, Rush-Presbyterian-St. Luke's Medical Center.

     DONALD B. HALVERSTADT, M.D.                                   Age 65

   Donald B. Halverstadt, M.D. has served as Chief, Pediatric Urology Service, Children's Hospital of Oklahoma, University of Oklahoma Health Science Center, since 1967. He is also the Chairman of the University Board of Regents. Dr. Halverstadt is a member of the corporate board of trustees of the Presbyterian Health Foundation and the board of directors of Lincoln National Bank.

                   CLASS II NOMINEE--TERM WILL EXPIRE IN 2001

     MARVIN RUNYON            Director since 1999                  Age 75

   Marvin Runyon served as the 70th Postmaster General of the United States from 1992 through 1998. Mr. Runyon was Chairman of the Board of the Tennessee Valley Authority from 1988 to 1992 and President and Chief Executive Officer of Nissan Motor Manufacturing Corporation U.S.A. prior thereto. Mr. Runyon is a Director of ProTeam.com and Stamps.com.

                         DIRECTORS CONTINUING IN OFFICE

                        CLASS II -- TERM EXPIRES IN 2001

     JAMES D. SHELTON         Director since 1999                  Age 46

   James D. Shelton is the Chairman of the Board, President and Chief Executive Officer and a Director of Triad since May 11, 1999. From January 1, 1998, through May 11, 1999, he served as the President of the Pacific Group of Columbia/HCA Healthcare Corporation ("Columbia/HCA"). Prior to that time, Mr. Shelton served as President of the Central Group of Columbia/HCA from June 1994 until January 1, 1998; Executive Vice President of the Central Division of National Medical Enterprises, Inc. (presently called Tenet Healthcare Corporation) from May 1993 to June 1994; and Senior Vice President of Operations of National Medical Enterprises, Inc. prior thereto.

     THOMAS F. FRIST III      Director since 1999                  Age 31

   Thomas F. Frist III is the Co-founder of FS Partners, LLC, a private investment firm formed in 1994. Prior to such time, he was assistant to a principal at Rainwater, Inc., a private investment firm.

     GALE SAYERS              Director since 1999                  Age 56

   Gale Sayers is President and CEO of Sayers Computer Sources, a computer resale firm, that he co-founded in 1984. Mr. Sayers manages Sayers and Sayers Enterprises, a sport marketing and public relations firm.

                       CLASS III -- TERM EXPIRES IN 2002

     MICHAEL J. PARSONS       Director since 1999                  Age 44

   Michael J. Parsons is an Executive Vice President and Chief Operating Officer and a Director of Triad since May 11, 1999. From January 1, 1998, through May 11, 1999, he served as the Chief Operating Officer of the Pacific Group of Columbia/HCA. Prior to that time, Mr. Parsons served as Chief Financial Officer of the Central Group of Columbia/HCA from July 1994 until January 1, 1998; and Chief Financial Officer of the Central Group of National Medical Enterprises, Inc. prior thereto.

     THOMAS G. LOEFFLER, Esq. Director since 1999                  Age 53

   Thomas G. Loeffler, Esq. has served as a Partner at the law firm of Arter & Hadden LLP since June 1993; he was an attorney and a consultant prior thereto. Mr. Loeffler served as a member of the U.S. Congress from 1979 to 1987. Mr. Loeffler is a Director of Billing Concepts Corp., and is Vice Chairman of the Board of Regents of the University of Texas System.

     UWE E. REINHARDT, Ph.D   Director since 1999                  Age 60

   Uwe E. Reinhardt, Ph.D. is the James Madison Professor of Political Economy and Professor of Economics and Public Affairs at Princeton University. Mr. Reinhardt is a Trustee of Duke University Health Center, H&Q Healthcare Investors and H&Q Life Sciences Investors, a Member of the Board of the Center for Healthcare Strategies, Inc. and a Member of the External Advisory Panel for Health, Nutrition and Population, The World Bank.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

   The Board of Directors held four meetings in 1999. Each director attended at least seventy-five percent of the aggregate of (a) all meetings of the Board of Directors and (b) all meetings of the committees of the Board of Directors on which such director served.

   The Board of Directors has a number of standing committees, including an Executive Committee, an Audit and Compliance Committee, a Quality Committee and a Compensation Committee. The Board of Directors does not have a standing nominating committee, but rather acts as a committee of the whole to screen candidates to be nominated for election thereto by the stockholders or chosen to fill newly created directorships or vacancies on the Company's Board of Directors.

   The Executive Committee may exercise certain powers of the Board of Directors regarding the management and direction of the business and affairs of the Company when the Board of Directors is not in session. All action taken by the Executive Committee is reported to and reviewed by the Board of Directors. The members of the Executive Committee are Mr. Loeffler, Mr. Kesler and Mr. Shelton, with Mr. Shelton serving as Chair. The Executive Committee held no meetings in 1999.

   The Audit and Compliance Committee of the Board of Directors reviews and makes reports and recommendations to the Board of Directors with respect to the selection of the independent auditors of the Company and its subsidiaries, the arrangements for and the scope of the audits to be performed by them and the internal audit activities, accounting procedures and controls of the Company, and reviews the annual consolidated financial statements of the Company. The Committee also monitors adherence to the Company's regulatory compliance program. The members of the Audit and Compliance Committee are Dr. Reinhardt, Mr. Kesler and Mr. Runyon, with Mr. Kesler serving as Chair. The Audit and Compliance Committee held four meetings in 1999.

   The Quality Committee of the Board of Directors is responsible for reviewing the quality of services provided to patients at various health care facilities operated by the Company's subsidiaries. The members of the Quality Committee are Mr. Parsons and Dr. Randy Prust, president of the Company's National Physician Leadership Group, in an ex officio capacity.

   The Compensation Committee of the Board of Directors is responsible for approving compensation arrangements for executive management of the Company, reviewing compensation plans relating to officers, grants of options and other benefits under the Company's employee benefit plans and reviewing generally the Company's employee compensation policy. The members of the Compensation Committee are Mr. Sayers, Mr. Frist and Mr. Loeffler, with Mr. Loeffler serving as Chair. The Compensation Committee held three meetings in 1999.

                           COMPENSATION OF DIRECTORS

   The annual retainer for outside directors who are neither officers nor employees of the Company is $18,000 and the Board meeting fee is $1,500 per meeting. Committee members receive a fee of $500 per meeting payable only for attendance at committee meetings not held in conjunction with a meeting of the Board of Directors. Directors also are reimbursed for expenses incurred relating to attendance at meetings. Under the outside directors stock and incentive compensation plan, each non-employee director may elect to receive, in lieu of all or any portion, in multiples of 25%, of his annual retainer, deferred stock units, the payout of which, at the election of the director, may be deferred for five years or until the end of such director's term of office. The payment of deferred stock units will be made through the issuance of a stock certificate for a number of shares equal to the number of deferred stock units.

   The plan further provides that each non-employee director will receive a one-time grant of an option, as of a date to be selected by the Board, to acquire shares of Triad common stock, exercisable at the fair market value of Triad common stock on the date of grant, for a number of shares to be determined by the Board. Each person who is a non-employee director on the day of the annual meeting of Triad's stockholders will be granted on a date to be selected by the Board, an option to acquire shares of Triad common stock, exercisable at the fair market value of Triad common stock on the date of grant, for a number of shares to be determined by the Board. The one-time options and the annual options will each become exercisable as to one-quarter of the shares covered by the option on each of the first four anniversaries of the date of grant. Upon the occurrence of a change of control of Triad, each outstanding option shall become fully and immediately exercisable.

   The plan further provides that non-employee directors may receive discretionary option grants.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   During fiscal 1999, members of the Compensation Committee were Gale Sayers, Thomas F. Frist III and Thomas G. Loeffler. None of Messrs. Sayers, Frist or Loeffler are current or former officers or employees of the Company.

                 NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

   BURKE W. WHITMAN, age 44, has served as Executive Vice President, Chief Financial Officer and Treasurer of the Company since May 11, 1999. From February 1, 1999, through May 11, 1999, he served as Chief Financial Officer of the Pacific Group of Columbia/HCA. From May 1994 until January 31, 1999, he served as President, Chief Financial Officer, Director and Co-founder of Deerfield Healthcare Corporation. Prior to such time, Mr. Whitman served as Vice President, Development and Finance of Almost Family, Inc., a wholly-owned subsidiary of Caretenders HealthCorp.

   DONALD P. FAY, age 56, has served as an Executive Vice President, Secretary and the General Counsel of the Company since May 11, 1999. From January 1, 1998, through May 11, 1999, he served as Senior Vice President of the Pacific Group of Columbia/HCA. Prior to that time, Mr. Fay served as Vice President-- Legal of Columbia/HCA from February 1994 through December 1997, and Senior Counsel of Columbia/HCA prior thereto.

   CHRISTOPHER A. HOLDEN, age 35, has served as a Senior Vice President of the Company since May 11, 1999. From January 1, 1998, through May 11, 1999, he served as President--West Division of the Pacific Group of Columbia/HCA. Prior to such time, Mr. Holden was President of the West Texas Division of the Central Group of Columbia/HCA from September 1997 until January 1, 1998; Vice President of Administration for the Central Group of Columbia/HCA from August 1994 until September 1997; and Assistant Vice President--Administration of the Central Group of National Medical Enterprises, Inc. prior thereto.

   NICHOLAS J. MARZOCCO, age 45, has served as a Senior Vice President of the Company since May 11, 1999. From January 1, 1998, through May 11, 1999, he has served as President--East Division of the Pacific Group of Columbia/HCA. Prior to that time, Mr. Marzocco served as Chief Operating Officer of the Louisiana Division of Columbia/HCA from September 1996 until January 1, 1998; and Chief Executive Officer of North Shore Regional Medical Center, a 310-bed hospital owned by National Medical Enterprises, Inc. and located in Slidell, Louisiana, prior thereto.

   G. WAYNE MCALISTER, age 54 has served as a Senior Vice President of the Company since May 11, 1999. From March 15, 1999, through May 11, 1999, he served as President--Central Division of the Pacific Group of Columbia/HCA. Prior to such time Mr. McAlister was an independent senior hospital management consultant from June 1997 until March 15, 1999; Regional Vice President of Paracelsus Healthcare Corporation from June 1995 until May 1997; Vice President, Operations, of Tenet Healthcare Corporation from August 1993 until May 1995; and President/Chief Operating Officer and Vice President of Operations of Healthcare International from February 1988 until November 1992.

   W. STEPHEN LOVE, age 48, has served as a Senior Vice President of Finance and the Controller of the Company since May 11, 1999. From March 1, 1999, through May 11, 1999, he served as Senior Vice President of Finance/Controller of the Pacific Group of Columbia/HCA. Prior to that time he served as Senior Vice President/Corporate Chief Financial Officer-Operations of Charter Behavioral Health Systems, L.L.C. (formerly Charter Medical System) from December 1997 until March 1, 1999; Senior Vice President/Corporate Chief Financial Officer of Charter Behavioral Health Systems, L.L.C. from June 1997 until December 1997; and Vice President, Financial and Hospital Operations of Charter Medical System prior thereto.

   WILLIAM R. HUSTON, age 45, has served as a Senior Vice President of Finance of the Company since May 11, 1999. From January 1999, through May 11, 1999, he served as Senior Vice President of Finance of the Pacific Group of Columbia/HCA. Prior to that time he served as Division Chief Financial Officer of various divisions of the Central Group of Columbia/HCA from April 1995 to December 1998; and Division Chief Financial Officer of Tenet Healthcare Corporation prior thereto.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than ten percent of the outstanding common stock of the Company, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to provide us with copies of these reports. To the Company's knowledge, based solely on our review of the copies of such reports furnished to the Company and representations that no other reports were required, all Section 16(a) filing requirements applicable to all of our executive officers, directors and greater than ten-percent stockholders were complied with during fiscal 1999, except one filing by Gale Sayers, a director of the Company, who inadvertently filed late due to an administrative oversight.

                             EXECUTIVE COMPENSATION

   The information under this heading relates to the chief executive officer and the four other most highly compensated executive officers of the Company serving as executive officers at the end of 1999, and reflects compensation paid by the Company or, prior to the Spin-Off on May 11, 1999, by Columbia/HCA.

                           SUMMARY COMPENSATION TABLE

                                  Annual Compensation                Long-Term Compensation
                          ----------------------------------- ------------------------------------
                                                    Other     Restricted  Securities      All
                                                    annual      stock     underlying     other
Name and Principal              Salary   Bonus   Compensation   awards   options/SARS compensation
Position                  Year ($) (1)  ($) (2)      (3)       ($) (4)     (#) (5)        (6)
------------------        ---- -------- -------- ------------ ---------- ------------ ------------
James D. Shelton........  1999 $614,528 $245,884   $   --      $    --     643,128       $5,448
 Chairman, President and  1998 $529,125 $    --    $   --      $124,490        --        $9,448
 Chief Executive Officer  1997 $415,000 $    --    $   --      $221,400    350,000       $7,629

Burke W. Whitman........  1999 $293,754 $ 78,605   $   --      $    --     260,000       $  299
 Executive Vice
 President, Chief
 Financial Officer and
 Treasurer (7)

Michael J. Parsons......  1999 $374,039 $129,976   $   --      $    --     296,482       $2,505
 Executive Vice Presi-
 dent and                 1998 $309,375 $    --    $   --      $ 37,493        --        $7,561
 Chief Operating Officer  1997 $225,000 $ 56,250   $   --      $ 75,000    135,000       $7,629

Nicholas J. Marzocco....  1999 $303,026 $ 87,281   $   --      $    --     113,431       $4,846
 Senior Vice President    1998 $271,688 $    --    $34,488     $ 51,745        --        $7,224
                          1997 $207,000 $ 77,625   $31,158     $ 34,510     64,000       $7,004

Christopher A. Holden...  1999 $281,522 $ 74,198   $   --      $    --      99,409       $8,521
 Senior Vice President    1998 $243,750 $    --    $26,594     $ 64,997        --        $7,399
                          1997 $195,000 $ 42,840   $28,950     $    --      60,000       $6,373

--------
(1) 1998 salary amounts do not include the value of restricted stock awards granted in lieu of a portion of annual salary.
(2) Reflects bonus earned during the fiscal year. In some instances, all or a portion of the bonus was paid during the following fiscal year. Each of the executive officers identified in the table, except for Mr. Holden, had the option to take all or part of their 1998 or 1997 bonus in shares of Columbia/HCA restricted stock at a 25% discount from the fair market value at the time of grant, which is reflected in the Restricted Stock Awards column. Columbia/HCA's cash bonus program was discontinued in August 1997.
(3) Perquisites and other personal benefits did not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus for any executive officer identified in the table. Other compensation consists principally of relocation expenses.
(4) 1998 amounts represent the average of the closing prices of Columbia/HCA shares issued pursuant to Columbia/HCA's amended and restated 1995 management stock purchase plan in lieu of a portion of annual salary on trading days during the deferral period. 1997 amounts represent the average of the closing price on the five trading days prior to the grant date of shares of Columbia/HCA shares granted pursuant to Columbia/HCA's amended and restated 1995 management stock purchase plan in lieu of all or a portion of a cash bonus. As of January 1, 1999, Messrs. Shelton, Parsons, Marzocco and Holden held an aggregate of 21,172, 6,971, 3,136 and 2,453 shares of restricted stock, respectively. Pursuant to Commission rules, after deducting the consideration paid therefor, the shares held by Messrs. Marzocco and Holden had a net pre-tax value of $12,933 and $11,965, respectively, and the shares held by Messrs. Shelton and Parsons were without value. Dividends will be payable on shares of restricted stock if and to the extent paid on Columbia/HCA's common stock generally, regardless of whether or not the shares are vested.

(5) Options granted in 1997 are to acquire shares of Columbia/HCA common stock. Columbia/HCA granted options at two separate times in 1997. The 1997 regular grant was issued in February 1997. A special grant was issued in November 1997 to help ensure the retention and motivation of key executives, including Messrs. Shelton, Parsons, Marzocco and Holden, at the time Columbia/HCA was reorganizing. On average, the size of the November 1997 grant is two times a competitive median long-term grant for a two-year period (1998-99).
(6) Consists of contributions to the savings and investment plan, money purchase plan and stock bonus plan.
(7) On May 11, 1999, the Company named Burke W. Whitman as Executive Vice President, Chief Financial Officer and Treasurer.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                      Potential
                                                                                 Realizable Value At
                                                                                   Assumed Annual
                                                                                   Rates of Stock
                                                                                 Price Appreciation
                                                                                   for Securities
                                                                                   Option Term(4)
                                                                                 -------------------
                                             Percent of
                                               Total
                             Number of      Options/SARs   Exercise
                             Securities      Granted to    or Base
                             Underlying     Employees in    Price     Expiration
Name                     SARS/Options(#)(1) Fiscal Year  ($/sh)(2)(3)    Date      5%($)      10%
----                     ------------------ ------------ ------------ ---------- --------- ---------
James D. Shelton........      300,000           8.76%        9.375     5/26/09   1,768,766 4,482,401
                              335,500           9.80%         11.5      6/9/09   2,426,433 6,149,057
                                1,776           0.06%      12.4384     6/17/04       5,211    21,384
                                2,367           0.06%      12.6354      2/9/05       6,480    28,032
                                2,170           0.06%      17.7919      2/8/06         --     14,510
                                1,315           0.04%       18.835      2/3/07         --      7,421
Michael J. Parsons......       60,000           1.75%        9.375     5/26/09     353,753   896,480
                              233,300           6.81%         11.5      6/9/09   1,687,293 4,275,931
                                  888           0.03%      12.5173     7/18/04       2,535    10,620
                                  888           0.03%      12.6354      2/9/05       2,430    10,518
                                  946           0.03%      17.7919      2/8/06         --      6,326
                                  460           0.01%       18.835      2/3/07         --      2,596
Nicholas J. Marzocco....       30,000           0.88%       9.4375     5/27/09     178,056   451,228
                               83,050           2.42%         11.5      6/9/09     600,642 1,522,144
                                  197           0.01%        17.91     9/30/06         --      1,294
                                  184           0.01%       18.835      2/3/07         --      1,038
Burke W. Whitman........      120,000           3.50%        9.375     5/26/09     707,506 1,792,960
                              140,000           4.09%         11.5      6/9/09   1,012,520 2,565,925
Christopher A. Holden...       30,000           0.88%       9.4375     5/27/09     178,056   451,228
                               68,784           2.01%         11.5      6/9/09     497,466 1,260,676
                                  180           0.01%      12.6354      2/9/05         492     2,133
                                  314           0.01%      17.7919      2/8/06         --      2,100
                                  131           0.00%       18.835      2/3/07         --        739

--------
(1) Options to acquire Triad common stock.
(2) The option exercise price may be paid in shares of Triad common stock owned by the executive officer, in cash, or a combination thereof.
(3) The ten-year options become exercisable with respect to 25% of the shares covered thereby on the first, second, third and fourth anniversary dates following the date of grant. The exercise price was equal to the fair market value of the Triad common stock on the date of the grant. All options listed in the table with expiration dates prior to the year 2009 reflect options granted at the time of the Spin-Off with respect to previously vested Columbia/HCA options that retained the pre-Spin-Off intrinsic value and the pre-Spin-Off ratio of exercise prices to underlying market value of the related common stock.
(4) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Triad common stock over the term of the options. These amounts do not take into account provisions of the options relating to termination of the option following termination of employment, non-transferability or vesting over periods of up to four years.

         AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
                               OPTION/SAR VALUES

                               Number of Securities      Value of Unexercised
                              Underlying Unexercised         In-the-Money
                              Options/SARs at Fiscal    Options/SARs at Fiscal
                                    Year End(#)             Year-End($)(1)
                             ------------------------- -------------------------
                             Exercisable Unexercisable Exercisable Unexercisable
                             ----------- ------------- ----------- -------------
James D. Shelton............   207,728      435,400     1,054,775    1,897,075
Michael J. Parsons..........    51,842      244,640       244,670      950,570
Nicholas J. Marzocco........    23,991       89,440       116,524      355,158
Burke W. Whitman............    60,000      200,000       345,000      852,500
Christopher A. Holden.......    23,322       76,087       113,662      306,753

--------
(1) The closing price for the Triad common stock, as reported by the NASDAQ, on December 31, 1999 was $15.125 per share. Value is calculated on the basis of the difference between the option exercise price and $15.125 per share, multiplied by the number of shares of Triad common stock underlying the option.

          EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT ARRANGEMENTS
                       AND CHANGE IN CONTROL ARRANGEMENTS

   None of the executive officers of the Company is subject to any employment contract. All employees of the Company participate in the Company's severance policy, under which, in certain circumstances, an employee whose employment with the Company is involuntarily terminated may receive as a severance benefit up to 52 weeks of salary.

                              CERTAIN TRANSACTIONS

   Triad made loans to certain executive officers in connection with such officers' initial purchases of Triad common stock under the Triad executive stock purchase plan, the balances are as follows: Mr. Shelton, $3,746,000; Mr. Parsons, $749,200; Mr. Marzocco, $377,100; Mr. Holden, $377,100; Mr. Fay,
$377,100; Mr. Huston, $377,100; Mr. Love, $374,600; Mr. McAlister, $282,825;
and Mr. Whitman, $1,498,400.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   Decisions on compensation for the Company's executives are made by the Compensation Committee of the Board of Directors. Each member of the Compensation Committee is a non-employee director. No member of the Compensation Committee is a current or former employee or officer of the Company or any of its affiliates. The Compensation Committee is responsible for approving compensation arrangements for executive management of the Company, reviewing compensation plans relating to officers, grants of options and other benefits under the Company's employee benefit plans and reviewing generally the Company's employee compensation policy. Pursuant to certain rules of the Securities and Exchange Commission designed to enhance disclosure of corporate policies toward executive compensation, set forth below is a report submitted by the Compensation Committee.

Compensation Philosophy and Policies of Executive Officers

   The Company believes that the most effective executive compensation program aligns the interests of stockholders and executives. The Company's primary objective is to provide quality health care services while enhancing the financial performance of the Company and long-term stockholder value. At the Company there is a strong link between strategic business goals and compensation and benefit goals. One of the primary reasons for the Company's Spin-Off from Columbia/HCA was the need to more closely tie compensation incentives for the Company's employees to the performance of the Company. As an independent public company, the Company is able to provide equity-based compensation and incentives to enable it to retain and recruit senior management and motivate employees throughout the organization.

Annual Compensation

 Cash Compensation

   The base salaries of the named executive officers are listed in the Summary Compensation Table found under "Executive Compensation" in this Proxy Statement. These salaries and the salaries of other executive officers are evaluated annually. The Board of Directors and the Compensation Committee ratified the Company's executive compensation salary structure for 1999 as designated by the Columbia/HCA Compensation Committee. In determining appropriate salary levels and salary increases, several factors are considered, including individual performance, experience, level of responsibility and external pay practices.

   In 1999 the Company adopted an Annual Incentive Plan to provide for the payment of annual cash bonuses following the close of each plan year to eligible employees based upon the achievement of objective performance criteria. Annual incentive award opportunities at the Company are designed to focus management attention on key operational goals deemed important for the upcoming fiscal year, and to support the Company's strategic goal for consistent growth by highlighting corporate and business unit earnings as the main performance measure affecting incentive bonus payments. Bonus awards are contingent upon meeting or exceeding certain performance goals such as, for corporate office employees, attainment of the Company's budgeted earnings before interest, taxes, depreciation and amortization, and for hospital employees, additional attainment of budgeted facility cash flow and target patient and physician satisfaction goals for such plan year. The Compensation Committee determines the participants and sets the target bonus levels prior to the beginning of each year. The maximum award payable to any individual for any plan year is $750,000.

 Equity-Based Compensation

   Equity based compensation may be provided in the form of stock options, performance awards and restricted shares of common stock.

   Stock option grants provide an incentive that focuses the executive's attention on managing the business of our company from the perspective of an owner with an equity stake in the business and helps ensure that operating decisions are based on long-term results that benefit the business and ultimately our stockholders. Specifically, the option grants to executive officers provide the right to purchase shares of common stock at the fair market value on the date of the grant. Usually, each stock option becomes vested and exercisable only over a period of time, generally one to five years. The number of shares covered by each grant reflects the executive's level of responsibility and past and anticipated contributions.

   Triad has granted stock options to certain of its executive and other employees pursuant to its 1999 Long-Term Incentive Plan, as amended, which is discussed more fully below under "Approval of 1999 Long-Term Incentive Plan." The plan also provides for the granting of restricted stock awards and various other performance awards; however, Triad has not granted any of such other awards under the plan.

   Finally, certain officers may elect to receive up to a specified percentage of their base salary (25% for senior vice presidents and above, and 10% for corporate vice presidents and hospital chief executive officers) in restricted shares of common stock. These restricted shares are granted at a 25% discount from the fair market value of the common stock on the date of the grant. The restricted period is generally three years from the date of grant. With certain exceptions, if employment is terminated during the restricted period, the employee receives a cash payment equal to the lesser of
(a) the then-current fair market value of the restricted shares or (b) the aggregate salary foregone by the employee as a condition to receiving the restricted shares. Any additional value is forfeited.

Chief Executive Officer Compensation

   Mr. Shelton does not have an employment contract. During 1999 Mr. Shelton's salary totaled $614,528. As Chief Executive Officer, Mr. Shelton's compensation during 1999 consisted of the same components as for other executive officers, namely base salary, Annual Incentive Plan bonus, and stock options. In establishing Mr. Shelton's compensation, the Committee applied the principles outlined above in the same manner as they were applied to other executives. The Committee believes that the base salary paid to Mr. Shelton in 1999 was justified in light of his significant critical contributions to the day-to-day business operations of the Company during its initial existence as an independent publicly traded company, including improvement in the operations of the Company's "core" healthcare facilities, and the disposition of nine hospitals that for various reasons were incompatible with the Company's long-term business strategies.

Section 162(m) of the Internal Revenue Code of 1986
   The Revenue Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986, as amended. Section 162(m), which became effective for tax years beginning January 1, 1994, disallows a deduction to the Company for any compensation paid to a "covered employee" in excess of $1 million per year, subject to certain exceptions. In general, "covered employees" include the chief executive officer and the four other most highly compensated executive officers of the Company who are in the employ of the Company and are officers at the end of the tax year. Among other exceptions, the deduction limit does not apply to compensation that meets the specified requirements for "performance-based compensation." Those requirements include the establishment of objective performance goals by a committee of the Board of Directors composed solely of two or more outside directors, stockholder approval of the material terms of the performance goals under which the compensation is to be paid prior to payment of such compensation, and certification by the committee that the performance goals have been achieved. While the Compensation Committee believes that the Company should seek to obtain maximum deductibility of compensation paid to executive officers, the Compensation Committee also believes that the interests of the Company and its stockholders are best served by assuring that appropriate compensation arrangements are established to retain and motivate executive officers.

   Because the Company establishes individual compensation based primarily upon company performance and competitive considerations, executive officer compensation may exceed $1 million in a given year. No executive officer whose compensation is subject to this limit on deductibility was considered to receive, for 1999 federal income tax purposes, base salary and other non performance-based compensation in excess of $1 million.

                                          The Compensation Committee:

                                          Thomas G. Loeffler, Esq., Chairman
                                          Thomas F. Frist III
                                          Gale Sayers

                               PERFORMANCE GRAPH

   The following graph compares at the end of 1999 the cumulative total stockholder return on the Company's common stock, the cumulative total return of the companies on the Standard & Poor's Midcap 400 Index (the "S&P Midcap 400") and the cumulative total return on the Standard and Poor's Hospital Management Index (the "Hospital Index") over the same period.

                              [PERFORMANCE GRAPH]

                                                                May 11, December
                                                                 1999     1999
                                                                ------- --------
      Triad....................................................   100    144.05
      Hospital Index...........................................   100    116.69
      S&P MidCap 400...........................................   100    113.58

   The foregoing performance graph assumes the investment of $100 on May 11, 1999 (the first day of regular trading of the common stock of the Company on the NASDAQ), and the reinvestment of any cash dividend on the ex-dividend date in respect of such dividend.

              2. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

   The Board of Directors has selected PricewaterhouseCoopers LLP, independent certified public accountants, as independent auditors for the Company for the year 2000. A resolution will be submitted to stockholders at the meeting for ratification of such selection. Although ratification by stockholders is not a prerequisite to the ability of the Board of Directors to select PricewaterhouseCoopers LLP as the Company's independent auditors, the Company believes such ratification to be desirable. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP, the selection of independent auditors will be reconsidered by the Board of Directors; however, the Board of Directors may select PricewaterhouseCoopers LLP notwithstanding the failure of the stockholders to ratify its selection.

   The Board of Directors recommends a vote "FOR" this resolution. Proxies solicited by the Board of Directors will be so voted unless stockholders specify a contrary vote. The resolution may be adopted by a majority of the votes cast with respect thereto.

   PricewaterhouseCoopers LLP have been the Company's independent auditors since November 22, 1999.

   It is expected that a representative of PricewaterhouseCoopers LLP will be present at the meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

                  3. APPROVAL OF 1999 LONG-TERM INCENTIVE PLAN

   Set forth below is a description of the Triad Hospitals, Inc. 1999 Long-Term Incentive Plan, as amended, which was approved by the Triad Board of Directors. The plan provides for the grant of stock options, including both incentive stock options and nonqualified stock options, as well as stock appreciation rights, restricted stock, performance awards, phantom stock, and dividend equivalents, as described below. The purpose of the plan is to promote the interests of Triad and its shareholders by strengthening Triad's ability to attract, motivate and retain personnel upon whose judgement, initiative, and efforts the financial success and growth of Triad's business largely depend. The plan is designed to allow for the grant of certain types of awards that conform to the requirements for tax deductible "performance-based" compensation under section 162(m) of the Code. The purpose of submitting the plan to the shareholders at the annual meeting is to allow awards granted under the plan to Triad's executive officers to qualify as "performance-based" compensation under section 162(m) of the Code. This will allow Triad to preserve the tax-deductibility of such awards without regard to the limitations of section 162(m) of the Code. A brief description of the material features of the plan is set forth below, but is qualified by reference to the full text of the plan attached as Exhibit A to this Proxy Statement.

Description of the Plan

   Administration.

   The plan is administered by the compensation committee of the Triad Board. The compensation committee is constituted to comply with the "outside director" requirements under section 162(m) of the Code and the "non-employee director" requirements under Rule 16b-3 of the Securities Exchange Act of 1934. Generally, the compensation committee has the authority to determine the persons to whom awards are granted, the types of awards to be granted, the time at which awards will be granted, the number of shares, units or other rights subject to each award, the exercise, base or purchase price of an award (if any), the time or times at which the award will become vested, exercisable or payable, the performance criteria, performance goals and other conditions of an award, and the duration of the award.

   Eligibility. All employees of Triad and its subsidiaries and, in the case of awards other than incentive stock options, any consultant or independent contractor providing services to Triad or a subsidiary, are eligible to be granted awards under the plan, as selected from time to time by the compensation committee.

   Reservation of Shares. On April 28, 2000, the Triad Board amended the plan to increase the number of shares of Triad common stock reserved for issuance under the plan from 5,350,000 to 6,500,000 shares of Triad common stock. The shares of Triad common stock to be issued under the plan will be made available from authorized but unissued shares of Triad common stock or issued shares that have been reacquired by Triad. If any shares of Triad common stock that are the subject of an award are not issued and cease to be issuable for any reason, such shares will no longer be charged against such maximum share limitation and may again be made subject to awards. In the event of certain corporate reorganizations, recapitalizations, or other specified corporate transactions affecting Triad or the Triad common stock, proportionate adjustments may be made to the number of shares available for grant, as well as the other maximum share limitations, under the plan, and number of shares and prices under outstanding awards.

   Types of Awards. The plan authorizes the grant of the following types of awards:

  . Nonqualified and Incentive Stock Options. The maximum number of shares that may be covered under options granted to any one participant in any calendar year is 700,000 shares. The exercise price of an option will be determined by the compensation committee, provided that the exercise price per share of an option may not be less than the fair market value of a share of Triad common stock on the date of grant. The value of Triad common stock (determined at the time of grant) that may be subject to incentive stock options that become exercisable by any one employee in any one year is limited to $100,000. The maximum term of stock options granted under the plan is ten years from the date of grant. The compensation committee is to determine the extent to which an option will become and/or remain exercisable in the event of termination of employment or service of a participant under various circumstances, including retirement, death or disability, subject to certain limitations for incentive stock options. Subject to certain terms and conditions, an option may be exercised in whole or in part at any time during the term thereof by written notice to Triad, together with payment of the aggregate exercise price of the option. In addition to the exercise price, the participant must pay Triad in cash or, at the compensation committee's discretion in Triad common stock, the full amount of all applicable income tax and employment tax amounts required to be withheld in connection with the exercise of the option.

  . Stock Appreciation Rights. A stock appreciation right may be granted either in tandem with an option or without a related option. A stock appreciation right entitles the holder, upon exercise, to receive a payment based on the excess of the fair market value of a share of Triad common stock on the date of exercise over the base price of the stock appreciation right (which may not be less than the fair market value of a share of Triad common stock on the date of grant), multiplied by the number of shares as to which such stock appreciation right is being exercised. The maximum term of a stock appreciation right will be ten years from the date of grant. No more than 700,000 shares of Triad common stock may be subject to stock appreciation rights granted to any one participant during any calendar year. Stock appreciation rights are payable, in the discretion of the compensation committee, in cash, in shares of Triad common stock, or in a combination of cash and shares of Triad common stock.

  . Performance Awards. Performance awards are units denominated on the date of grant either in shares of Triad common stock ("performance shares") or in specified dollar amounts ("performance units"). The compensation committee may grant performance awards that are intended to qualify as performance-based compensation under 162(m) of the Code, as well as performance awards that are not so intended to qualify. Performance awards are payable upon the achievement of performance criteria established by the compensation committee at the beginning of the applicable performance period. At the time of grant, the compensation committee establishes the number of units, the duration of the performance period or periods, the applicable performance criteria, and, in the case of performance units, the target unit value or range of unit values for the performance awards. At the end of the performance period, the compensation committee determines the payment to be made, based on the extent to which the performance goals have been achieved. Performance awards are payable, in the discretion of the compensation committee, in cash, in shares of Triad common stock, or in a combination of cash and shares of Triad common stock. The maximum amount of compensation that may be payable to a participant during any one calendar year with respect to a performance unit shall be $4.2 million. The maximum number of performance shares granted to any one participant during any calendar year shall be 280,000 performance shares.

     The performance criteria upon which the payment or vesting of a performance award that is intended to qualify as performance-based compensation under 162(m) of the Code is limited to one or more of the following business measures, which may be applied with respect to Triad, any subsidiary or any business unit, and which may be measured on an absolute or relative to peer-group basis: (i) total shareholder return,
     (ii) stock price increase, (iii) return on equity, (iv) return on capital, (v) earnings per share, (vi) EBIT (earnings before interest and taxes), and (vii) cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of costs of capital). In the case of performance awards that are not intended to qualify as performance-based compensation under 162(m) of the Code, the compensation committee will designate performance criteria from among the foregoing or from other business criteria that it determines appropriate.

  . Phantom Stock. An award of phantom stock gives the participant the right to receive payment at the end of a fixed vesting period based on the value of a share of Triad common stock at the time of vesting. Phantom stock units are subject to such restrictions and conditions to payment as the compensation committee determines are appropriate. An award of phantom stock may be granted, at the discretion of the compensation committee, together with an award of dividend equivalent rights for the same number of shares covered thereby. Phantom stock awards are payable, in the discretion of the compensation committee, in cash, in shares of Triad common stock having an equivalent fair market value on the applicable vesting dates, or in a combination thereof.

  . Restricted Stock Awards. An award of restricted stock represents shares of Triad common stock that are issued subject to such restrictions on transfer and incidents of ownership, and such forfeiture conditions, as the compensation committee deems appropriate. The compensation committee may grant an award of restricted stock that is intended to qualify as performance-based compensation under 162(m) of the Code. The restrictions imposed upon an award of restricted stock will lapse in accordance with the vesting requirements specified by the compensation committee in the award agreement. Such vesting requirements may be based on the continued employment of the participant for a specified time period or on the attainment of specified business goals or performance criteria established by the compensation committee which, in the case of awards intended to qualify under section 162(m) of the Code, will be based on the performance criteria described above under the heading "Performance Awards." The compensation committee may, in connection with an award of restricted stock, require the payment of a specified purchase price. Subject to the transfer restrictions and forfeiture restrictions relating to the restricted stock award, the participant will have the rights of a stockholder of Triad, including all voting and dividend rights, during the restriction period, unless the compensation committee determines otherwise at the time of the grant. The maximum number of shares of Triad common stock that may be subject to a restricted stock award granted to a participant during any one calendar year shall be 280,000 shares.

  . Dividend Equivalents. Dividend equivalent awards entitle the holder to a right to receive cash payments determined by reference to dividends declared on the Triad common stock during the term of the award, which shall not exceed ten years from the date of grant. Dividend equivalent awards may be granted on a stand-alone basis or in tandem with other awards under the plan. Dividend equivalent awards are payable in cash or in shares of Triad common stock, as determined by the compensation committee.

   Transferability. Awards under the plan are not transferable, except by will or the laws of descent and distribution or for certain transfers to a participant's family members, charitable institutions or such other persons or entities approved by the compensation committee, subject to such limitations as described in the plan.

   Change-In-Control. The compensation committee may, in an award agreement, provide for the effect of a change-in-control (as defined in the plan) on the award. Such provisions may include the acceleration of an award's vesting or extension of the time for exercise, the elimination or modification of performance or other conditions, the cash settlement of an award or other adjustments that the compensation committee considers appropriate.

Federal Income Tax Consequences

   Stock Options. An optionee will not generally recognize taxable income upon the grant of a nonqualified stock option to purchase shares of Triad common stock. Upon exercise of the option, the optionee will generally recognize ordinary income for federal income tax purposes equal to the excess of the fair market value for the shares over the exercise price. An optionee who sells any of the shares will recognize capital gain or loss measured by the difference between the tax basis of the shares and the amount realized on the sale. The tax basis of the shares in the hands of the optionee will equal the exercise price paid for the shares plus the amount of ordinary compensation income the optionee recognizes upon exercise of the option, and the holding period for the shares for capital gains purposes will commence on the day the option is exercised. Triad will be entitled to a federal income tax deduction equal to the amount of ordinary compensation income recognized by the optionee. The deduction will be allowed at the same time the optionee recognizes the income.

   An optionee will not generally recognize income upon the grant of an incentive stock option to purchase shares of Triad common stock and will not generally recognize income upon exercise of the option, provided the optionee is an employee of Triad or a subsidiary at all times from the date of grant until three months prior to exercise. However, the amount by which the fair market value of the shares on the date of exercise exceeds the exercise price will be includable for purposes of determining any alternative minimum taxable income of an optionee. Where an optionee who has exercised an incentive stock option sells the shares acquired upon exercise more than two years after the grant date and more than one year after exercise, capital gain or loss will be recognized equal to the difference between the sales price and the exercise price. An optionee who sells the shares within two years after the grant date or within one year after exercise will recognize ordinary compensation income in an amount equal to the lesser of the difference between (a) the exercise price and the fair market value of the shares on the date of exercise, or (b) the exercise price and the sales proceeds. Any remaining gain or loss will be treated as a capital gain or loss. Triad will be entitled to a federal income tax deduction equal to the amount of ordinary compensation income recognized by the optionee in this case. The deduction will be allowable at the same time the optionee recognizes the income.

New Plan Benefits

   The benefits that will be received by participants under the plan are not determinable at this time. To date, no awards other than stock options have been granted under the plan. Stock options to purchase shares of Triad common stock granted to Triad's named executive officers under the plan with respect to 1999 are summarized above. (See "Executive Compensation--Option/SAR Grants in Last Fiscal Year.")

   During 1999, options to purchase an additional 2,013,868 shares of Triad common stock at a weighted average exercise price of $11.39 per share were granted under the plan, consisting of options to purchase 352,520 shares granted to Triad executive officers (other than the named executive officers) and options to purchase 1,661,348 shares granted to other employees of Triad. In addition, options to purchase an aggregate of 852,003 shares of Triad common stock at a weighted average exercise price of $11.98 per share were granted in connection with the Spin-Off to holders of vested options to purchase shares of Columbia/HCA common stock and to certain officers of Columbia/HCA.

   On February 18, 2000, stock options to purchase an aggregate of 985,000 shares of Triad common stock at an exercise price of $16.50 per share were granted under the plan to employees of Triad (other than executive officers). On April 28, 2000, options to purchase an aggregate of 900,056 shares of Triad common stock at an exercise price of $17.07 per share were granted under the plan, subject to approval of the plan, as amended, by the shareholders, consisting of options granted to Messrs. Shelton, Parsons, Whitman, Marzocco and Holden to purchase 206,909, 103,455, 103,455, 41,382 and 41,382 shares, respectively; options to purchase 165,528 shares granted to Triad executive officers (other than the named executive officers); and options to purchase an aggregate of 237,945 shares granted to other employees of Triad.

   A total of 172 Triad employees have participated in the plan in 2000. The foregoing information gives effect to cancellations and other forfeitures of options after the date of grant.

   The closing price of Triad common stock on the Nasdaq National Market System on April 28, 2000 was $17.1875 per share.

   The Board of Directors recommends a vote "FOR" approval of the 1999 Long-Term Incentive Plan, as amended.

               4. APPROVAL OF TRIAD EMPLOYEE STOCK PURCHASE PLAN

   Set forth below is a description of the Triad Hospitals, Inc. Employee Stock Purchase Plan which was approved by the Triad Board on June 3, 1999. The plan provides for the grant of stock options to employees of Triad and participating subsidiaries to purchase shares of Triad common stock at below market prices through payroll deductions. The purpose of the plan is to promote the interests of Triad and its shareholders by strengthening Triad's ability to attract, motivate and retain employees by providing such employees with a proprietary interest in Triad. It is intended that options issued pursuant to the plan will constitute options issued pursuant to an "employee stock purchase plan" within the meaning of section 423 of the Code. In order to receive favorable tax treatment under section 423 of the Code, shareholder approval of the plan is required. A brief description of the material features of the plan is set forth below but is qualified by reference to the full text of the plan attached as Exhibit B to this Proxy Statement.

Description of the Plan

   Administration. The plan is administered by the compensation committee. The compensation committee may from time to time adopt such rules and regulations for carrying out the plan as it deems best. The compensation committee may terminate or amend the plan at any time, subject to shareholder approval to the extent deemed necessary to comply with section 423 of the Code. All of the costs associated with administering and carrying out the plan are borne by Triad.

   Eligibility. Generally, all full-time and regular part-time employees of Triad (or of any of its participating subsidiaries) who have completed three months of employment with Triad (or any of its subsidiaries) are eligible to receive options under the plan to purchase shares of Triad common stock. In no event, however, may an employee be granted an option under the plan if the employee, immediately after the option is granted, owns stock representing five percent (5%) or more of the total combined voting power or value of all classes of stock of Triad nor will an employee be granted an option which permits the employee's rights to purchase Triad common stock under the plan and any similar plans of Triad (or any parent or subsidiary corporations) to accrue at a rate which exceeds $25,000 of fair market value of the stock (determined at the time such option is granted) for each calendar year in which the option is outstanding at any time.

   Reservation of Shares. The total number of shares of Triad common stock that may be issued pursuant to the plan is 3,000,000 shares, which may consist, in whole or in part, of unissued shares or treasury shares. In the event of certain corporate reorganizations, recapitalizations, or other specified corporate transactions affecting Triad or the Triad common stock, proportionate adjustments may be made to the number and kind of shares subject to the plan and the option prices.

   Options Grants. On the first business day of each payment period, Triad grants to each participant an option to purchase, on the last business day of the payment period, a number of shares of Triad common stock equal to (i) the number of whole or fractional shares whose purchase price does not exceed ten percent (10%) of the participant's covered compensation during the payment period divided by (ii) the "option price" (as defined below). The six-month periods, December 1 to May 31 and June 1 to November 30, are the payment periods during which payroll deductions are accumulated under the plan. Generally, the "option price" for each payment period is the lesser of (i) 85% of the average market price of Triad's common stock on the first business day of the payment period or (ii) 85% of the average market price of the Triad's common stock on the last business day of the payment period.

   Option Exercise. Each eligible employee who continues to be a participant in the plan on the third Friday of the last month of a payment period is deemed to have irrevocably stated the employee's intention to exercise the option on the last business day of such payment period. The participant is deemed to have purchased from Triad the number of whole or fractional shares of Triad's common stock that could be purchased based on the participant's accumulated payroll deductions during the payment period and the option price. If a participant is not an employee on the third Friday of the last month of a payment period, the participant is not entitled to exercise the option.

   Payroll Deductions. An employee may authorize payroll deductions in a whole percentage amount not less than one percent (1%) but not more than ten percent (10%) of the employee's covered compensation received during the payment period. Triad will accumulate and hold for the employee's account the amounts deducted from the employee's pay. No interest will be paid on such amounts. Deductions may be increased or decreased only at the beginning of a payment period and an employee may change the contribution rate effective the first day of a payment period. Once during each payment period, an employee may reduce the contribution rate to 0% and may either allow dollars contributed to participate in the allocation for such period or receive a refund prior to the allocation.

   Withdrawal From Plan. An employee may withdraw from the plan at any time by delivering a form of authorization indicating the employee's intent to withdraw. If the authorization is received at least five (5) business days prior to the third Friday of the last month of a payment period, Triad will promptly refund the entire balance of the employee's deductions accumulated during such period. If an employee's authorization is received after such date, but before the end of a payment period, deductions will be stopped as soon as practicable, and deductions accumulated during such period will be applied to the purchase of stock. An employee who withdraws from the plan and who desires to recommence participation is required to file a new authorization by the third Friday of the last month of a payment period which cannot, however, become effective before the beginning of the next payment period following the employee's withdrawal.

   Transferability. An employee's rights under the plan may not be transferred, assigned to or availed of by any other person. Any option granted to an employee may be exercised only by the employee.

Federal Income Tax Consequences

   No federal income tax will be recognized by the participant upon an election to participate in the plan or upon the purchase of shares of Triad's common stock under the plan. If a participant disposes of shares of Triad's common stock purchased under the plan within the later of (a) two years from the date of grant of the option or (y) one year after the exercise date of such shares, at the time of disposition the participant will recognize (i) ordinary income equal to the fair market value of the shares on the exercise date, less the amount paid for the shares, and (ii) a capital gain or loss equal to the difference between the participant's basis in the shares (the amount paid for the shares plus the amount taxed as ordinary income under subparagraph (i) above) and the amount realized upon the disposition of the shares. A participant must notify Triad if he or she disposes of any shares of Triad common stock purchased under the plan within two years from the exercise date of such shares. Generally, Triad will be allowed a corresponding deduction in the same year and in the same amount required to be includible in the gross income of the employee.

   If a participant disposes of shares of Triad's common stock purchased under the plan more than (a) two years from the date of grant of the option or (b) one year after the exercise date of such shares, at the time of the disposition the participant will recognize ordinary income equal to the lesser of (i) the excess of the fair market value of the shares at the time of disposition over the amount paid for the shares or (ii) the excess of the fair market value of the shares on the date of grant over 85 percent of the fair market value of the shares on the date of grant. In addition, the participant will recognize a capital gain or loss equal to the difference between the participant's basis in the shares (the amount paid for the shares plus the amount subject to tax as ordinary income) and the amount realized upon the disposition of the shares. Triad will not be allowed a corresponding deduction for the amount required to be includible in the gross income of the employee.

   The Board of Directors recommends a vote "FOR" approval of the Employee Stock Purchase Plan.

             5. ALL OTHER MATTERS THAT MAY COME BEFORE THE MEETING

   As of the date of this statement, the Board of Directors knows of no business that will be presented for consideration at the meeting other than that referred to above. As to other business, if any, that may come before the meeting, proxies in the enclosed form will be voted in accordance with the judgment of the person or persons voting the proxies.

                     STOCKHOLDER NOMINATIONS AND PROPOSALS

   The Board of Directors will receive at any time and will consider from time to time suggestions from stockholders as to persons to be nominated by the Board of Directors for election thereto by the stockholders or to be chosen by the Board of Directors to fill newly created directorships or vacancies on the Board of Directors.

   The Company's by-laws require that there be furnished to the Secretary of the Company at the Company's principal executive offices written notice with respect to the nomination of a person for election as a director (other than a person nominated by or at the direction of the Board of Directors), as well as the submission of a proposal (other than a proposal submitted by or at the direction of the Board of Directors), at an annual meeting of stockholders. In order for any such nomination or submission to be proper, the notice must contain certain information concerning the nominating or proposing stockholder and the nominee or the proposal, as the case may be, and must be delivered to the Secretary of the Company at the Company's principal executive offices not less than 90 days prior to the first anniversary of the preceding year's annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed more than 60 days after such anniversary date, notice by the stockholder to be timely must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which the public announcement of the date of such meeting is first made.

   In the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Company at least 100 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by the Company's by-laws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered not later than the close of business on the tenth day following the day on which such public announcement is first made by the Company.

   Nominations by stockholders of persons for election to the Board of Directors may be made at a special meeting of stockholders if the stockholder's notice required by the Company's by-laws is delivered not later than the close of business on the later of the 90 days prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

   A copy of the applicable by-law provisions may be obtained, without charge, upon written request to the Secretary of the Company at the Company's principal executive offices.

   In accordance with the rules of the Securities and Exchange Commission, any proposal of a stockholder intended to be presented at the Company's 2001 Annual Meeting of Stockholders must be received by the Secretary of the Company before December 25, 2000 in order for the proposal to be considered for inclusion in the Company's notice of meeting, proxy statement and proxy relating to the 2001 Annual Meeting, scheduled for Tuesday, May 21, 2001.

                             ADDITIONAL INFORMATION

   At any time prior to their being voted, the enclosed proxies are revocable by written notice to the Secretary of the Company or by appearance at the meeting and voting in person. A quorum comprising the holders of a majority of the outstanding shares of common stock on the record date must be present in person or represented by proxy for the transaction of business at the 2000 Annual Meeting.

                                             By order of the Board of
                                              Directors

                                                      Donald P. Fay
                                            Executive Vice President, General
                                                         Counsel
                                                      and Secretary

April 28, 2000

   A copy of our Annual Report on Form 10-K for the year ended December 31, 1999, excluding certain of the exhibits thereto, may be obtained without charge by writing to Triad Hospitals, Inc., Investor Relations Department, 13455 Noel Road, Suite 2000, Dallas, Texas 75240.

                                                                       EXHIBIT A

                             TRIAD HOSPITALS, INC.
                         1999 LONG-TERM INCENTIVE PLAN

                     As Amended Through April 28, 2000

1. Purpose of the Plan

   The purpose of the Triad Hospitals, Inc. 1999 Long-Term Incentive Plan is to promote the interests of the Corporation and its shareholders by strengthening the Corporation's ability to attract, motivate, and retain personnel upon whose judgment, initiative, and efforts the financial success and growth of the business of the Corporation largely depend, to offer such personnel additional incentives to put forth maximum efforts for the success of the business, and to afford them an opportunity to acquire a proprietary interest in the Corporation through stock ownership and other rights.

2. Definitions

   Wherever the following capitalized terms are used in this Plan, they shall have the meanings specified below:

   (a) "Award" means an award of an Option, Restricted Stock Award, Stock Appreciation Right, Performance Award, Phantom Stock Award or Dividend Equivalent Award granted under the Plan.

   (b) "Award Agreement" means an agreement entered into between the Corporation and a Participant setting forth the terms and conditions of an Award granted to a Participant.

   (c) "Board" means the Board of Directors of the Corporation; provided, however, that with regard to any action to be taken prior to the first meeting of the Board of Directors of the Corporation, Board shall mean the Board of Directors of Columbia/HCA.

   (d) "Change in Control" shall have the meaning specified in Section 12 hereof.

   (e) "Code" means the Internal Revenue Code of 1986, as amended.

   (f) "Columbia/HCA" means the Columbia/HCA Healthcare Corporation, a Delaware corporation.

   (g) "Committee" means the committee appointed to administer the Plan and shall consist of two or more directors of the Corporation (i) none of whom shall be officers or employees of the Corporation, and (ii) all of whom, to the extent deemed necessary or appropriate by the Board, shall satisfy the requirements for an "outside director" under Section 162(m) and a "non-employee director" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934. The members of the Committee shall be appointed by and serve at the pleasure of the Board. Notwithstanding the foregoing, prior to the date Columbia/HCA distributes all of its shares of the Corporation to the shareholders of Columbia/HCA, Committee shall mean a committee of two or more Directors of Columbia/HCA appointed to administer the plan (i) none of whom shall be officers or employees of Columbia/HCA, and (ii) all of whom, to the extent deemed necessary or appropriate by the Board of Columbia/HCA, shall satisfy the requirements for an "outside director" under Section 162(m) and a "non-employee director" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934. If the applicable Board shall so direct, designated members of the applicable Committee shall act as a separate subcommittee, which shall administer the Plan as to all Section 162(m) Awards. In such event, all references herein to the applicable Committee relating to Section 162(m) Awards shall be considered to refer only to the applicable separate subcommittee.

   (h) "Common Stock" means the common stock of the Corporation.

   (i) "Corporation" means Triad Hospitals, Inc., a Delaware corporation.

   (j) "Date of Grant" means the date on which an Award under the Plan is made by the Committee, or such later date as the Committee may specify to be the effective date of the Award.

   (k) "Dividend Equivalent Award" means an Award under Section 11 hereof entitling the Participant to receive payments with respect to dividends declared on the Common Stock.

   (l) "Effective Date" means the Effective Date of this Plan, as defined in
Section 15.2 hereof.

   (m) "Eligible Person" means any person who is an Employee of the Corporation or any of its Subsidiaries and, in the case of Awards other than Incentive Stock Options, any consultant or other independent contractor (not including any non-employee outside director) providing services to the Corporation or a Subsidiary.

   (n) "Employee" means any person who is employed as a common-law employee.

   (o) "Fair Market Value" of a share of Common Stock as of a given date shall mean the closing sales price of the Common Stock on the Nasdaq Stock Market on the trading day immediately preceding the date as of which the Fair Market Value is to be determined, or, in the absence of any reported sales of Shares on such date, on the first preceding date on which any such sale shall have been reported (in either case, as reported in the Two Star Edition of The Wall Street Journal). If the Common Stock is not listed on the Nasdaq Stock Market on the date as of which Fair Market Value is to be determined, the Committee shall in good faith determine the Fair Market Value in whatever manner it considers appropriate.

   (p) "Incentive Stock Option" means an option to purchase Common Stock that is intended to qualify as an incentive stock option under section 422 of the Code and the Treasury Regulations thereunder.

   (q) "Non-qualified Stock Option" means an option to purchase Common Stock that is not an Incentive Stock Option.

   (r) "Option" means an Incentive Stock Option or a Non-qualified Stock Option granted under Section 6 hereof.

   (s) "Participant" means any Eligible Person who holds an outstanding Award under the Plan.

   (t) "Phantom Stock Award" means an Award under Section 10 hereof entitling a Participant to a payment at the end of a vesting period of a unit value based on the Fair Market Value of a share of Common Stock.

   (u) "Plan" means the Triad Hospitals, Inc. 1999 Long-Term Incentive Plan as set forth herein, as it may be amended from time to time.

   (v) "Performance Award" means an Award under Section 9 hereof entitling a Participant to a payment based on the Fair Market Value of a share of Common Stock (a "Performance Share") or based on specified dollar units (a "Performance Unit") at the end of a performance period, if certain conditions established by the Committee are satisfied.

   (w) "Restricted Stock Award" means an Award under Section 8 hereof entitling a Participant to shares of Common Stock that are nontransferable and subject to forfeiture until specific conditions established by the Committee are satisfied.

   (x) "Section 162(m)" means section 162(m) of the Code and the Treasury Regulations thereunder.

   (y) "Section 162(m) Award" means any Award that is intended to qualify for the performance-based compensation exemption under Section 162(m).

   (z) "Stock Appreciation Right" or "SAR" means an Award under Section 7 hereof entitling a Participant to receive an amount representing the difference between the base price per share of the right and the Fair Market Value of a share of Common Stock on the date of exercise.

   (aa) "Subsidiary" means an entity (whether or not a corporation) that is wholly or majority owned or controlled, directly or indirectly, by the Corporation, or any other affiliate of the Corporation that is so designated, from time to time, by the Committee; provided, however, that with respect to Incentive Stock Options, the term "Subsidiary" shall include only an entity that qualifies under section 424(f) of the Code as a "subsidiary corporation" with respect to the Corporation.

3. Shares of Common Stock Subject to the Plan

   3.1. Number of Shares. Subject to the following provisions of this Section 3, the aggregate number of shares of Common Stock that may be issued pursuant to all Awards under the Plan is 6,500,000 shares of Common Stock. The shares of Common Stock to be delivered under the Plan will be made available from authorized but unissued shares of Common Stock or issued shares that have been reacquired by the Corporation. To the extent that any Award payable in Common Stock is forfeited, cancelled, returned to the Corporation for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, or otherwise terminates without payment being made thereunder, shares of Common Stock covered thereby will no longer be charged against the foregoing maximum share limitations and may again be made subject to Awards under the Plan pursuant to such limitations.

   3.2. Adjustments. If there shall occur any recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to the shares of Common Stock, or other change in corporate structure affecting the Common Stock, the Committee may, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of this Plan, cause an adjustment to be made in (i) the maximum number and kind of shares provided in Section 3.1 hereof, (ii) the maximum number and kind of shares set forth in Sections 6.1, 7.1, 8.1 and 9.4 hereof, (iii) the number and kind of shares of Common Stock, share units, or other rights subject to then outstanding Awards, (iv) the price for each share or unit or other right subject to then outstanding Awards, (v) the performance targets or goals applicable to any outstanding Performance Awards (subject to such limitations as are considered appropriate for Section 162(m) Awards), or (vi) any other terms of an Award that are affected by the event. Notwithstanding the foregoing, in the case of Incentive Stock Options, any such adjustments shall be made in a manner consistent with the requirements of section 424(a) of the Code and, to the extent considered advisable by the Committee, in a manner consistent with the requirements of Section 162(m).

4. Administration of the Plan

   4.1. Committee Members. The Plan shall be administered by the Committee. The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. No member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder.

   4.2. Discretionary Authority. Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted, the number of shares, units or other rights subject to each Award, the exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance criteria, performance goals and other conditions of an Award, the duration of the Award, and all other terms of the Award. The Committee shall also have discretionary authority to interpret the Plan, to make all factual determinations under the Plan, and to make all other determinations necessary or advisable for Plan administration. The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.

   4.3. Changes to Awards. The Committee shall have the authority to effect, at any time and from time to time, (i) the cancellation of any or all outstanding Awards and the grant in substitution therefor of new Awards covering the same or different numbers of shares of Common Stock and having an exercise or base price which may be the same as or different than the exercise or base price of the cancelled Awards, or (ii) the amendment of the terms of any and all outstanding Awards; provided, however, that no such action by the Committee may adversely impair the rights of a Participant (or any permitted transferee) under any outstanding Award without the consent of the Participant (or transferee). The Committee may in its discretion accelerate the vesting or exercisability of an Award at any time or on the basis of any specified event.

5. Eligibility and Awards

   All Eligible Persons are eligible to be designated by the Committee to receive an Award under the Plan. The Committee has authority, in its sole discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted and the number of shares or units subject to the Awards that are granted under the Plan. Each Award will be evidenced by an Award Agreement between the Corporation and the Participant that shall include such terms and conditions (consistent with the Plan) as the Committee may determine; provided, however, that failure to issue an Award Agreement shall not invalidate an Award.

6. Stock Options

   6.1. Grant of Option. An Option may be granted to any Eligible Person selected by the Committee; provided, however, that only Employees of the Corporation or a Subsidiary shall be eligible to receive Incentive Stock Options. Subject to the applicable provisions of section 422 of the Code, each Option shall be designated, in the discretion of the Committee, as an Incentive Stock Option or a Non-qualified Stock Option. The maximum number of shares of Common Stock that may be granted under Options to any Participant during any calendar year shall be limited to 700,000 shares (subject to adjustment as provided in Section 3.2 hereof).

   6.2. Exercise Price. The exercise price under any Option shall be determined by the Committee; provided, however, that the exercise price per share under an Option shall not be less than 100 percent of the Fair Market Value per share of the Common Stock on the Date of Grant.

   6.3. Vesting; Term of Option. The Committee, in its sole discretion, shall prescribe the time or times at which, or the conditions upon which, an Option or portion thereof shall become vested and exercisable, and may accelerate the exercisability of any Option at any time. The period during which a vested Option may be exercised shall be ten years from the Date of Grant, unless a shorter exercise period is specified by the Committee in an Award, subject to such limitations as may apply under an Award relating to the termination of a Participant's employment or other service with the Corporation or any Subsidiary.

   6.4. Option Exercise; Withholding. Subject to such terms and conditions as shall be specified in an Award, an Option may be exercised in whole or in part at any time during the term thereof by written notice to the Corporation, together with payment of the aggregate exercise price therefor. Payment of the exercise price shall be made (i) in cash or by cash equivalent, (ii) at the discretion of the Committee, in shares of Common Stock acceptable to the Committee, valued at the Fair Market Value of such shares on the date of exercise, (iii) at the discretion of the Committee, by a delivery of a notice that the Participant has placed a market sell order (or similar instruction) with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Corporation in satisfaction of the Option exercise price (conditioned upon the payment of such net proceeds), (iv) at the discretion of the Committee, by a combination of the methods described above, or (v) by such other method as may be approved by the Committee and set forth in the Award. In addition to and at the time of payment of the exercise price, the Participant shall pay to the Corporation the full amount of any and all applicable income tax and employment tax amounts required to be withheld in connection with such exercise, payable under such of the methods described above for the payment of the exercise price of the Options as may be approved by the Committee.

   6.5. Limited Transferability of Non-qualified Options. All Options shall be nontransferable except (i) upon the Participant's death, by the Participant's will or the laws of descent and distribution or (ii) in the case Non-qualified Stock Options only, on a case-by-case basis as may be approved by the Committee in its discretion, in accordance with the terms provided below. An Award Agreement for a Non-qualified Stock Option may provide that the Participant shall be permitted to, during his or her lifetime and subject to the prior approval of the Committee at the time of proposed transfer, transfer all or part of the Option to the Participant's family member (as defined in the Award Agreement in a manner consistent with the requirements for the Form S-8 registration statement, if applicable). Any such transfer shall be subject to the condition that it is made by the Participant for estate planning, tax planning, donative purposes or pursuant to a domestic relations order, and no consideration (other than nominal consideration) is received by the Participant therefor. The transfer of a Non-qualified Stock Option may be subject to such other terms and conditions as the Committee may in its discretion impose from time to time, including a condition that the portion of the Option to be transferred be vested and exercisable by the Participant at the time of the transfer. Subsequent transfers of an Option shall be prohibited other than by will or the laws of descent and distribution upon the death of the transferee.

   6.6. Additional Rules for Incentive Stock Options.

   (a) Annual Limits. No Incentive Stock Option shall be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of the stock with respect to which Incentive Stock Options are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Corporation, any Subsidiary, or any parent corporation, would exceed the maximum amount permitted under section 422(d) of the Code. This limitation shall be applied by taking Options into account in the order in which granted.

   (b) Termination of Employment. An Award of an Incentive Stock Option may provide that such Option may be exercised not later than 3 months following termination of employment of the Participant with the Corporation and all Subsidiaries, subject to special rules relating to death and disability, as and to the extent determined by the Committee to be appropriate with regard to the requirements of section 422 of the Code and Treasury Regulations thereunder.

   (c) Other Terms and Conditions; Nontransferability. Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of this Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an "incentive stock option" under section 422 of the Code. Such terms shall include, if applicable, limitations on Incentive Stock Options granted to ten-percent owners of the Corporation. An Award Agreement for an Incentive Stock Option may provide that such Option shall be treated as a Non-qualified Stock Option to the extent that certain requirements applicable to "incentive stock options" under the Code shall not be satisfied. An Incentive Stock Option shall by its terms be nontransferable otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

   (d) Disqualifying Dispositions. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Corporation in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

   6.7. Restrictions on Transfer of Stock. The Committee may, in its sole discretion, impose in any Award of an Option restrictions on the transferability of the shares of Common Stock issued upon exercise of such Option. If any such restrictions are imposed, the Committee may require the Participant to enter into an escrow agreement providing that the certificates representing the shares subject to such transfer restrictions will remain in the physical custody of an escrow holder until such restrictions are removed or have expired. The Committee may require that certificates representing the shares subject to such restrictions bear a legend making appropriate reference to the restrictions imposed. Subject to any restrictions imposed in accordance with this Section 6.7, the Participant will have all rights of a shareholder with respect to any such shares acquired upon an Option exercise, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

7. Stock Appreciation Rights

   7.1. Grant of SARs. A Stock Appreciation Right granted to a Participant is an Award in the form of a right to receive, upon surrender of the right but without other payment, an amount based on appreciation in the Fair Market Value of the Common Stock over a base price established for the Award, exercisable at such time or times and upon conditions as may be approved by the Committee. The maximum number of shares of Common Stock that may be subject to SARs granted to any Participant during any calendar year shall be limited to 700,000 shares (subject to adjustment as provided in Section 3.2 hereof).

   7.2. Tandem SARs. A Stock Appreciation Right may be granted in connection with an Option, either at the time of grant or at any time thereafter during the term of the Option. An SAR granted in connection with an Option will entitle the holder, upon exercise, to surrender such Option or any portion thereof to the extent unexercised, with respect to the number of shares as to which such SAR is exercised, and to receive payment of an amount computed as described in Section 7.4 hereof. Such Option will, to the extent and when surrendered, cease to be exercisable. An SAR granted in connection with an Option hereunder will have a base price per share equal to the per share exercise price of the Option, will be exercisable at such time or times, and only to the extent, that a related Option is exercisable, and will expire no later than the related Option expires.

   7.3. Freestanding SARs. A Stock Appreciation Right may be granted without any related Option, and in such case, will be exercisable as determined by the Committee, but in no event after 10 years from the Date of Grant. The base price of an SAR granted without any related Option shall be determined by the Committee in its sole discretion; provided, however, that the base price per share of any such freestanding SAR shall not be less than 100 percent of the Fair Market Value of the Common Stock on the Date of Grant.

   7.4. Payment of SARs. An SAR will entitle the holder, upon exercise of the SAR, to receive payment of an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the SAR over the base price of such SAR, by (ii) the number of shares as to which such SAR is exercised. Payment of the amount determined under the foregoing may be made, in the discretion of the Committee, in cash, in shares of Common Stock valued at their Fair Market Value on the date of exercise, or in a combination of cash and shares of Common Stock.

8. Restricted Stock Award

   8.1. Grant of Restricted Stock Awards. An Award of Restricted Stock to a Participant represents shares of Common Stock that are issued subject to such restrictions on transfer and other incidents of ownership and such forfeiture conditions as the Committee may determine. The Committee may, in connection with any Restricted Stock Award, require the payment of a specified purchase price. The Committee may grant a Restricted Stock Award that is a Section 162(m) Award (as described in Section 8.2 below), as well as Restricted Stock Awards that are not Section 162(m) Awards; provided, however, that the maximum number of shares of Common Stock that may be subject to a Restricted Stock Award granted to a Participant during any one calendar year shall be separately limited to 280,000 shares (subject to adjustment as provided in Section 3.2 hereof).

   8.2. Vesting Requirements. The restrictions imposed on shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. Such vesting requirements may be based on the continued employment of the Participant with the Corporation or its Subsidiaries for a specified time period or periods, provided that any such restriction shall not be scheduled to lapse in its entirety earlier than the first anniversary of the Date of Grant. Such vesting requirements may also be based on the attainment of specified business goals or measures established by the Committee in its sole discretion. In the case of any Restricted Stock Award that is a Section 162(m) Award, any such performance-based vesting requirements shall be based upon the performance criteria identified in Section 9.3 below, and the terms of the Award shall otherwise comply with the Section 162(m) requirements described in
Section 9.4 hereof.

   8.3. Restrictions. Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee. The Committee may require the Participant to enter into an escrow agreement providing that the certificates representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired. Failure to satisfy any applicable restrictions shall result in the subject shares of the Restricted Stock Award being forfeited and returned to the Corporation, with any purchase price paid by the Participant to be refunded, unless otherwise provided by the Committee. The Committee may require that certificates representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed.

   8.4. Rights as Shareholder. Subject to the foregoing provisions of this
Section 8 and the applicable Award Agreement, the Participant will have all rights of a shareholder with respect to the shares granted to him under a Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Committee determines otherwise at the time the Restricted Stock Award is granted.

   8.5. Section 83(b) Election. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant's refraining from making an election with respect to the Award under section 83(b) of the Code. Irrespective of whether an Award is so conditioned, if a Participant makes an election pursuant to section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall be required to promptly file a copy of such election with the Corporation.

9. Performance Awards

   9.1. Grant of Performance Awards. The Committee may grant Performance Awards under the Plan, which shall be represented by units denominated on the Date of Grant either in shares of Common Stock (Performance Shares) or in dollars (Performance Units). The Committee may grant Performance Awards that are
Section 162(m) Awards, as well as Performance Awards that are not Section 162(m) Awards. At the time a Performance Award is granted, the Committee shall determine, in its sole discretion, one or more performance periods and performance goals to be achieved during the applicable performance periods, as well as such other restrictions and conditions as the Committee deems appropriate. In the case of Performance Units, the Committee shall also determine a target unit value or a range of unit values for each Award. No performance period shall exceed ten years from the Date of Grant. The performance goals applicable to a Performance Award grant may be subject to such later revisions as the Committee shall deem appropriate to reflect significant unforeseen events, such as changes in law, accounting practices or unusual or nonrecurring items or occurrences. The Committee's authority to make such adjustments shall be subject to such limitations as the Committee deems appropriate in the case of a Performance Award that is a Section 162(m) Award.

   9.2. Payment of Performance Awards. At the end of the performance period, the Committee shall determine the extent to which performance goals have been attained, or a degree of achievement between minimum and maximum levels, in order to establish the level of payment to be made, if any, and shall determine if payment is to be made in the form of cash or shares of Common Stock (valued at their Fair Market Value at the time of payment) or a combination of cash and shares of Common Stock. Payments of Performance Awards shall generally be made as soon as practicable following the end of the performance period.

   9.3. Performance Criteria. The performance criteria upon which the payment or vesting of a Performance Award that is a Section 162(m) Award may be based shall be limited to one or more of the following business measures, which may be applied with respect to the Corporation, any Subsidiary or any business unit, and which may be measured on an absolute or relative to peer-group basis:
(i) total shareholder return, (ii) stock price increase, (iii) return on equity, (iv) return on capital, (v) earnings per share, (vi) EBIT (earnings before interest and taxes), and (vii) cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of costs of capital). In the case of Performance Awards that are not
Section 162(m) Awards, the Committee shall designate performance criteria from among the foregoing or such other business criteria as it shall determine in its sole discretion.

   9.4. Section 162(m) Requirements. In the case of a Performance Award that is a Section 162(m) Award, the Committee shall make all determinations necessary to establish the terms of the Award within 90 days of the beginning of the performance period (or such other time period as is required under Section 162(m)), including, without limitation, the designation of the Participant to whom the Performance Award is to be made, the performance criteria or criterion applicable to the Award and the performance goals that relate to such criteria, and the dollar amounts or number of shares of Common Stock payable upon achieving the applicable performance goals. As and to the extent required by
Section 162(m), the terms of a Performance Award that is a Section 162(m) Award must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the Award, and must preclude discretion to increase the amount of compensation payable under the terms of the Award (but may give the Committee discretion to decrease the amount of compensation payable). The maximum amount of compensation that may be payable to a Participant during any one calendar year under a Performance Unit Award shall be $4.2 million. The maximum number of Common Stock units that may be subject to a Performance Share Award granted to a Participant during any one calendar year shall be 280,000 share units (subject to adjustment as provided in Section 3.2 hereof).

10. Phantom Stock Award

   10.1. Grant of Phantom Stock Awards. A Phantom Stock Award is an Award to a Participant of a number of hypothetical share units with respect to shares of Common Stock, with an initial value based on the Fair Market Value of the Common Stock on the Date of Grant. A Phantom Stock Award shall be subject to such restrictions and conditions as the Committee shall determine. On the Date of Grant, the Committee shall determine, in its sole discretion, the installment or other vesting period of the Phantom Stock Award and the maximum value of the Phantom Stock Award, if any. No vesting period shall exceed 10 years from the Date of Grant. A Phantom Stock Award may be granted, at the discretion of the Committee, together with a Dividend Equivalent Award covering the same number of shares.

   10.2. Payment of a Phantom Stock Awards. Upon the vesting date or dates applicable to the Phantom Stock Award granted to a Participant, an amount equal to the Fair Market Value of one share of Common Stock upon such vesting dates (subject to any applicable maximum value) shall be paid with respect to each Phantom Stock Award unit granted to the Participant. Payment may be made, at the discretion of the Committee, in cash or in shares of Common Stock valued at their Fair Market Value on the applicable vesting dates, or in a combination thereof.

11. Dividend Equivalent Award

   11.1. Grant of a Dividend Equivalent Awards. A Dividend Equivalent Award granted to a Participant is an Award in the form of a right to receive cash payments determined by reference to dividends declared on the Common Stock from time to time during the term of the Award, which shall not exceed 10 years from the Date of Grant. Dividend Equivalent Awards may be granted on a stand-alone basis or in tandem with other Awards. Dividend Equivalent Awards granted on a tandem basis shall expire at the time the underlying Award is exercised or otherwise becomes payable to the Participant, or expires.

   11.2. Payment of Dividend Equivalent Awards. Dividend Equivalent Awards shall be payable in cash or in shares of Common Stock, valued at their Fair Market Value on either the date the related dividends are declared or the date the Dividend Equivalent Awards are paid to a Participant, as determined by the Committee. Dividend Equivalent Awards shall be payable to a Participant as soon as practicable following the time dividends are declared and paid with respect to the Common Stock, or at such later date as the Committee shall specify in the Award Agreement. Dividend Equivalent Awards granted with respect to Options intended to qualify as a Section 162(m) Award shall be payable regardless of whether the Option is exercised.

12. Change in Control

   12.1. Effect of Change in Control. The Committee may, in an Award Agreement, provide for the effect of a Change in Control on an Award. Such provisions may include any one or more of the following: (i) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from any Award, (ii) the elimination or modification of performance or other conditions related to the payment or other rights under an Award, (iii) provision for the cash settlement of an Award for an equivalent cash value, as determined by the Committee, or (iv) such other modification or adjustment to an Award as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following a Change in Control.

   12.2. Definition of Change in Control. For purposes hereof, a "Change in Control" shall be deemed to have occurred upon the occurrence of any of the following after the date on which the Corporation becomes a publicly-held
Corporation:

     (i) An acquisition (other than directly from the Corporation) of any voting securities of the Corporation (the "Voting Securities") by any "Person" (as the term Person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty percent (20%) or more of the combined voting power of the then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Corporation or (B) any corporation or other Person of which a majority of the voting power or the equity securities or equity interests is owned directly or indirectly by the Corporation (a "Control Subsidiary"), or (ii) the Corporation or any Control Subsidiary.

     (ii) The individuals who, as of the date the Corporation issues any class of equity securities required to be registered under Section 12 of the 1934 Act, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election or nomination for election by the Corporation's stockholders of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if (1) such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest or (2) such individual was designated by a Person who has entered into an agreement with the Corporation to effect a transaction described in clause
  (i) or (iii) of this Section 12.2; or

     (iii) Consummation, after approval by stockholders of the Corporation, of:

       (1) A merger, consolidation or reorganization involving the Corporation, unless,

         (A) The stockholders of the Corporation, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy-five percent (75%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation or reorganization or its parent corporation (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

         (B) The individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation; and

         (C) No Person (other than the Corporation, any Control Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Corporation, the Surviving Corporation or any Control Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities) has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Surviving Corporation's then outstanding Voting Securities.

       (2) A complete liquidation or dissolution of the Corporation; or

       (3) The sale or other disposition of all or substantially all of the assets of the Corporation to any Person (other than a transfer to a Control Subsidiary).

   Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Corporation which, by reducing the number of Voting Securities outstanding, increased the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Corporation, and after such share acquisition by the Corporation, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

13. Award Agreements

   13.1. Form of Agreement. Each Award under this Plan shall be evidenced by an Award Agreement in a form approved by the Committee setting forth the number of shares of Common Stock, units or other rights (as applicable) subject to the Award, the exercise, base, or purchase price (if any) of the Award, the time or times at which an Award will become vested, exercisable or payable, the duration of the Award, and in the case of Performance Awards, the applicable performance criteria and goals. The Award Agreement shall also set forth other material terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of this Plan. Award Agreements evidencing Awards that are Section 162(m) Awards shall contain such terms and conditions as may be necessary to meet the applicable requirements of Section 162(m). Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of section 422 of the Code.

   13.2. Forfeiture Events. The Committee may specify in an Award that the Participant's rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Corporation or Subsidiary policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Corporation or any Subsidiary.

14. General Provisions

   14.1. No Assignment or Transfer; Beneficiaries. Except as provided in
Section 6.5 hereof, Awards under the Plan shall not be assignable or transferable, except by will or by the laws of descent and distribution, and during the lifetime of a Participant, the Award shall be exercised only by such Participant or by his guardian or legal representative. Notwithstanding the foregoing, the Committee may provide in the terms of an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other specified under an Award following the Participant's death.

   14.2. Deferrals of Payment. Notwithstanding any other provisions of the Plan, the Committee may permit a Participant to defer the receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award. If any such deferral is to be permitted by the Committee, the Committee shall establish the rules and procedures relating to such deferral, including, without limitation, the period of time in advance of payment when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.

   14.3. Rights as Shareholder. A Participant shall have no rights as a holder of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities. Except as provided in Section 3.2 hereof, no adjustment or other provision shall be made for dividends or other shareholder rights, except to the extent that the Award Agreement is a Dividend Equivalent Award, or otherwise provides for dividend payments or similar economic benefits.

   14.4. Employment or Service. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person the right to continue in the capacity in which he is employed by, or otherwise serves, the Corporation or any Subsidiary.

   14.5. Securities Laws. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Corporation may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares.

   14.6. Tax Withholding. The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement shall specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award.

   14.7. Unfunded Plan. The adoption of this Plan and any setting aside of cash amounts or shares of Common Stock by the Corporation with which to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. The benefits provided under this Plan shall be a general, unsecured obligation of the Corporation payable solely from the general assets of the Corporation, and neither a Participant nor the Participant's permitted transferees or estate shall have any interest in any assets of the Corporation by virtue of this Plan, except as a general unsecured creditor of the Corporation. Notwithstanding the foregoing, the Corporation shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Corporation's creditors, to discharge its obligations under the Plan.

   14.8. Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other stock incentive or other compensation plans in effect for the Corporation or any Subsidiary, nor shall the Plan preclude the Corporation from establishing any other forms of stock incentive or other compensation for employees of the Corporation or any Subsidiary. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute compensation with respect to which any other employee benefits of such Participant are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically provided by the terms of such plan.

   14.9. Plan Binding on Transferees. The Plan shall be binding upon the Corporation, its transferees and assigns, and the Participant, his executor, administrator and permitted transferees and beneficiaries.

   14.10. Construction and Interpretation. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Articles and Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

   14.11. Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

   14.12. Governing Law. The validity and construction of this Plan and of the Award Agreements shall be governed by the laws of the State of Texas.

15. Effective Date, Termination and Amendment

   15.1. Establishment of the Plan. This Plan is being adopted by the Board in connection with the anticipated formation of the Corporation as a Subsidiary of Columbia/HCA and the distribution shortly thereafter by Columbia/HCA of all of its shares of the Corporation to the shareholders of Columbia/HCA.

   15.2. Effective Date; Shareholder Approval. The Effective Date of the Plan shall be the date the Corporation's Common Stock is distributed to Columbia/HCA Healthcare Corporation stockholders; provided, however, that no amounts may be paid or shares issued under any Award granted on or after the first meeting of the shareholders of the Corporation that shall occur more than twelve months after the date on which the Corporation becomes a publicly held corporation, unless the shareholders of the Corporation shall have approved the Plan. At the sole discretion of the Board, in order to comply with the requirements of
Section 162(m) for certain types of Awards under the Plan, the performance criteria set forth in Section 9.3 shall be reapproved by the shareholders of the Corporation no later than the first shareholder meeting that occurs in the fifth calendar year following the calendar year of the initial shareholder approval of such performance criteria.

   15.3. Termination. The Plan shall terminate on the date immediately preceding the tenth anniversary of the date the Plan is adopted by the Board. The Board may, in its sole discretion and at any earlier date, terminate the Plan. Notwithstanding the foregoing, no termination of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

   15.4. Amendment. The Board may at any time and from time to time and in any respect, amend or modify the Plan; provided, however, that no amendment or modification of the Plan shall be effective without the consent of the Corporation's shareholders that would (i) change the class of Eligible Persons under the Plan, (ii) increase the number of shares of Common Stock reserved for issuance under the Plan in accordance with Section 3.1 hereof, or (iii) allow the grant of Options at an exercise price below Fair Market Value. In addition, the Board may seek the approval of any amendment or modification by the Corporation's shareholders to the extent it deems necessary or advisable in its sole discretion for purposes of compliance with Section 162(m) or section 422 of the Code, the listing requirements of the Nasdaq Stock Market or for any other purpose. No amendment or modification of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

                                   Appendix A

   Notwithstanding anything elsewhere in the Plan to the contrary, the following rules shall apply in connection with the distribution of Common Stock to Columbia/HCA stockholders (the "Spin-off").

  (i) In the case of each Columbia/HCA Non-Qualified Option that is a vested option and covers more than 1000 shares, the Committee may grant an option which covers a number of shares of Common Stock equal to the Original Number of Shares multiplied by the Triad Share Multiple and which has a per share exercise price equal to the per share exercise price of the original Columbia/HCA Non-Qualified Option multiplied by the Triad Ratio.

  (ii) In the case of each Columbia/HCA ISO that is held by a Triad Employee or Triad Terminee (or his estate), the Committee may grant an option which covers a number of shares of Common Stock equal to the Original Number of Shares divided by the Triad Ratio and (2) has a per share exercise price equal to the original per share exercise price multiplied by the Triad Ratio.

  (iii) In the case of any options granted by the Committee pursuant to this Appendix, any resulting per share exercise price which is not equal to a whole multiple of a cent shall be rounded up to the next whole cent and any resulting number of shares covered by an option which is not equal to a whole multiple of a share shall be rounded down to the next whole share.

  (iv) The Committee may provide that the terms of any option granted under this Appendix are to be substantially the same as those of the related Columbia/HCA Option, subject to such exceptions as the Committee may provide. Any such option may, in the discretion of the Committee, also provide that (a) any period of prior employment or service with Columbia/HCA or any related entity is to be credited as covered employment or service for purposes of determining the vesting and exercisability of such option (to the same extent as such period was credited for such purposes under the related original Columbia/HCA Option), and (b) in the case of any Columbia/HCA Non-Qualified Option, the optionee is to be considered to be employed by or providing services to the Corporation so long as he is employed by or providing services to Columbia/HCA or LifePoint Hospitals, Inc. ("LifePoint") (or any Subsidiary thereof), for purposes of determining when the option will cease to be exercisable on account of termination of employment or service, and at such time as the optionee ceases to be employed by or provide services to Columbia/HCA or LifePoint (or any Subsidiary thereof), such cessation of employment or service shall be treated as though it were a cessation of employment or service with the Corporation under comparable circumstances.

  (v) For purposes hereof, the following definitions shall apply:

    (a) "Affiliate" shall mean any entity required to be aggregated with Columbia/HCA, LifePoint or Triad as appropriate, pursuant to Code sections 414(b), 414(c), 414(m) or 414(o).

    (b) "Columbia/HCA ISO" shall mean any option outstanding under a Columbia/HCA Option Plan on the date of the Spin-off that is intended to qualify as an "Incentive Stock Option" under section 422 of the Code.

    (c) "Columbia/HCA Non-Qualified Option" shall mean any stock option outstanding under a Columbia/HCA Option Plan on the date of the Spin-off that is not a Columbia/HCA ISO. Any such option shall be considered a "vested option" to the extent that it is exercisable on the date in question and shall be considered a "non-vested option" to the extent that it is not yet exercisable on such date.

    (d) "Columbia/HCA Option" shall mean a Columbia/HCA ISO or Columbia/HCA Non-Qualified Option, as the context shall indicate.

    (e) "Columbia/HCA Option Plan" shall mean any plan maintained by Columbia/HCA under which there are stock options outstanding on the date of the Spin-off.

    (f) "Ex-Dividend Date" shall mean the first trading date on which the Columbia/HCA stock shall trade on an ex-dividend basis with respect to the distribution of the Corporation's Common Stock and LifePoint's stock.

    (g) "Original Number of Shares" shall mean, as to any Columbia/HCA Option, the number of shares of Columbia/HCA stock covered by such option immediately prior to the Spin-off.

    (h) "Triad Business" shall mean any business conducted by Triad, or its Subsidiaries, on the date of the Spin-off.

    (i) "Triad Employee" shall mean an employee of the Corporation, or any direct or indirect Subsidiary of the Corporation that is an Affiliate thereof, on the date of the Spin-off.

    (j) "Triad Ratio" shall mean a fraction whose numerator is the closing price of the Common Stock on the trading date immediately preceding the Ex-Dividend Date and whose denominator is the closing price of the Columbia/HCA stock on such trading date immediately preceding the Ex-Dividend Date.

    (k) "Triad Share Multiple" shall mean the number of shares of Common Stock to be distributed per share of Columbia/HCA stock on the date of the Spin-off.

    (l) "Triad Terminee" shall mean any individual who is no longer employed by Columbia/HCA or any Affiliate thereof immediately prior to the Spin-off but was employed by a Triad Business immediately prior to his termination of employment from Columbia/HCA and its Affiliates.

   Notwithstanding anything elsewhere in the Plan to the contrary, the Committee may grant Non-qualified Stock Options, effective as of the twenty-first trading date for the Common Stock, at an exercise price equal to the Fair Market Value of the Common Stock on such date, in accordance with the attached Schedule and in accordance with such other terms as shall be established by the Committee.

                                                                       EXHIBIT B

                             TRIAD HOSPITALS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

ARTICLE 1--Purpose

   The Triad Hospitals, Inc. Employee Stock Purchase Plan (the "Plan") is intended as an incentive and to encourage stock ownership by all eligible employees of Triad Hospitals, Inc. (the "Company") and participating subsidiaries so that they may share in the fortunes of the Company by acquiring or increasing their proprietary interest in the Company. The Plan is designed to encourage eligible employees to remain in the employ of the Company. It is intended that options issued pursuant to this Plan shall constitute options issued pursuant to an "employee stock purchase plan" within the meaning of section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

ARTICLE 2--Eligible Employees

   All full-time and regular part-time employees of the Company (or of any of its participating subsidiaries) who have completed three months of employment with the Company (or any of its subsidiaries) shall be eligible to receive options under this Plan to purchase shares of the common stock of the Company (the "Common Stock") (except employees in countries whose laws make participation impractical). Months of employment credited to otherwise eligible employees of the Company for purposes of eligibility to participate in the Columbia/HCA Healthcare Corporation Employee Stock Purchase Plan will be credited solely for purposes of eligibility determinations in 1999 as months of employment under the Plan. Persons who have been so employed for three months or more (or otherwise credited with three or more months of employment) on the first day of a Payment Period shall receive their options as of such day. In no event may an employee be granted an option under the Plan if such employee, immediately after the option is granted, owns stock representing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company. For purposes of determining stock ownership under this Article, the rules of section 424(d) of the Code shall apply, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

ARTICLE 3--Stock Subject to the Plan

   The total number of shares of Common Stock of the Company that may be issued pursuant to the Plan is 3,000,000 shares, which may consist, in whole or in part, of unissued shares or treasury shares.

ARTICLE 4--Payment Periods and Stock Options

   The six-month periods, December 1 to May 31 and June 1 to November 30, are the Payment Periods during which payroll deductions will be accumulated under the Plan; provided, however, the initial Payment Period shall be a special, one-time, short period from July 1, 1999 to November 30, 1999. Each Payment Period includes only regular paydays falling within it.

   Two times each year, on the first business day of each Payment Period, the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase on the last business day of such Payment Period, at the Option Price, such number of shares of Common Stock reserved for the purpose of the Plan which equals the number of whole or fractional shares whose purchase price does not exceed ten percent (10%) of the participants Covered Compensation during the Payment Period divided by the price as determined below, on condition that such employee remains eligible to participate in the Plan as provided herein. The participant shall be entitled to exercise such options as granted only to the extent of his accumulated payroll deductions through his last payday in a Payment Period.

   For purposes of the Plan, the "Option Price" for each Payment Period shall be the lesser of (i) 85% of the average market price of the Company's Common Stock on the first business day of the Payment Period, rounded up to avoid fractions other than 1/4, 1/2, and 3/4, or (ii) 85% of the average market price of the Company's Common Stock on the last business day of the Payment Period, rounded up to avoid fractions other than 1/4, 1/2 and 3/4.

   For purposes of the Plan, "Covered Compensation" means base compensation for services, including shift or other regular compensatory premiums, and payments in substitution for base pay, such as vacation, holiday, and sick pay, but not including overtime, bonuses or short- or long-term disability payments.

   For purposes of this Plan, the term "average market price" means the closing price of Common Stock of the Company on the NASDAQ, or any other exchange upon which the Company's Common Stock is then traded.

   For purposes of this Plan, the term "business day" means a day on which there is trading in the Company's Common Stock on the NASDAQ, or any other exchange upon which the Company's Common Stock is then traded.

   No employee shall be granted an option which permits his rights to purchase Common Stock under the Plan and any similar plans of the Company (or any parent or subsidiary corporations) to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with section 423(b)(8) of the Code.

ARTICLE 5--Exercise of Option

   Each eligible employee who continues to be a participant in the Plan on the third Friday of the last month of a Payment Period shall be deemed to have irrevocably stated his intention to exercise his option on the last business day of such Payment Period and shall be deemed to have purchased from the Company the number of such whole or fractional shares of Common Stock reserved for the purposes of the Plan as his accumulated payroll deductions during such Payment Period will purchase at the Option Price. If a participant is not an employee on the third Friday of the last month of a Payment Period, he shall not be entitled to exercise his option.

ARTICLE 6--Authorization for Entering Plan

   An employee may become a participant in the Plan by filling out, signing and delivering to the Company's Human Resources Department an Authorization in the form and manner satisfactory to the Company:

  A. stating the whole percentage of Covered Compensation to be deducted regularly from his pay; and

  B. authorizing the purchase of Common Stock for him in each Payment Period in accordance with the terms of the Plan.

   Such Authorization must be received by the Company's Human Resources Department no later than the third Friday of the last month of a Payment Period in order to be effective for the following Payment Period.

   The Company will accumulate and hold for the employee's account the amounts deducted from his pay pursuant to his Authorization. No interest will be paid on such amounts.

ARTICLE 7--Amount of Payroll Deductions

   An employee may authorize payroll deductions in a whole percentage amount not less than one percent (1%) but not more than ten percent (10%) of his Covered Compensation received during the Payment Period.

ARTICLE 8--Change in Payroll Deductions

   Deductions may be increased or decreased only at the beginning of a Payment Period. A new Authorization will be required and must be received by the Company's Human Resources Department no later than the third Friday of the last month of a Payment Period in order to be effective for the following Payment Period.

ARTICLE 9--Withdrawal from the Plan

   An employee may withdraw from the Plan, in whole but not in part, at any time by delivering an Authorization to the Company's Human Resources Department indicating such employee's intent to withdraw. An employee may change his contribution rate effective the first day of a Payment Period. Once during each Payment Period, an employee may reduce his contribution rate to 0% and may either allow dollars contributed to participate in the allocation or receive a refund prior to the allocation. If such Authorization is received at least five
(5) business days prior to the third Friday of the last month of a Payment Period, the Company will promptly refund the entire balance of his deductions accumulated during such period. If an employee's Authorization is received after such date, but before the end of a Payment Period, deductions will be stopped as soon as practicable, and deductions accumulated during such period will be applied to the purchase of stock.

   An employee who withdraws from the Plan is like an employee who has never entered the Plan. To re-enter, he must file a new Authorization by the third Friday of the last month of a Payment Period which cannot, however, become effective before the beginning of the next Payment Period following his withdrawal.

ARTICLE 10--Establishment of Brokerage Account

   By enrolling in the Plan, each participating employee will be deemed to have authorized the establishment of a brokerage account in his name at a securities brokerage firm approved by the Compensation Committee of the Company's Board of Directors (the "Committee").

ARTICLE 11--Issuance of Stock; Fractional Shares

   Stock purchased under the Plan will be held in an account in the name of the employee, or if his Authorization so specifies, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, unless prohibited by state law. Certificates will be issued, at the employee's request, only for whole numbers of shares. Fractional interests in shares will be carried forward in an employee's account until such time as they equal one full share, or until the termination of an employee's brokerage account, whereupon an amount equal to the value of such fractional interest shall be paid in cash to the employee.

ARTICLE 12--No Transfer or Assignment of Employee's Rights

   An employee's rights under the Plan are his alone and may not be transferred, assigned to or availed of by any other person. Any option granted to an employee may be exercised only by him.

ARTICLE 13--Termination of Employee's Rights

   An employee's rights under the Plan will terminate when he ceases to be an employee because of retirement, resignation, discharge, death, change of status, or for any other reason. A withdrawal Authorization will be considered as having been received from the employee on the day his employment ceases, and all payroll deductions not used to purchase stock will be refunded to the employee, or in the event of the employee's death, to his estate.

   If an employee's payroll deductions are interrupted by any legal process, a withdrawal Authorization will be considered as having been received from him on the day the interruption occurs.

ARTICLE 14--Termination and Amendments to the Plan

   The Plan may be terminated at any time by the Committee. It will terminate in any case when all or substantially all of the shares of stock reserved for the purposes of the Plan have been purchased. If at any time shares of stock reserved for the purpose of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among participants in proportion to their options, and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase stock will be refunded.

   The Committee also reserves the right to amend the Plan from time to time in any respect; provided, however, that no amendment shall be effective without prior approval of the stockholders of the Company, which would (a) except as provided in Article 21, increase the number of shares of Common Stock to be offered above or (b) except as provided in Article 17, change the classes of employees eligible to receive options under the Plan.

ARTICLE 15--Limitations on Sale of Stock Purchased Under the Plan

   The Plan is intended to provide Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his own affairs. An employee may, therefore, sell stock purchased under the Plan at any time he chooses; provided, however, that because of certain federal income tax requirements, each employee will agree by entering the Plan, to give the Company prompt notice of any such stock disposed of within (i) two years after the date of grant of the applicable option or
(ii) one year after the transfer of such stock to such employee showing the number of such shares disposed of, and an appropriate legend requiring such notice shall be placed on the certificates of Common Stock issued hereunder. The employee assumes the risk of any market fluctuations in the price of such stock.

ARTICLE 16--Company's Payment of Expenses Related to the Plan

   The Company will bear all costs of administering and carrying out the Plan.

ARTICLE 17--Participating Subsidiaries

   The term "participating subsidiaries" shall mean any subsidiary of the Company (i) which is at least fifty percent (50%) owned by the Company (or a parent or a subsidiary), (ii) which is a "corporation" as determined under section 424 of the Code and (iii) which is designated by the Committee to participate in the Plan. The Committee shall have the power to make such designation before or after the Plan is approved by the stockholders.

ARTICLE 18--Administration of the Plan

   The Plan shall be administered by the Committee. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

   The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

ARTICLE 19--Optionees Not Stockholders

   Neither the granting of an option to an employee nor the deductions from his pay shall make such employee the owner of the shares covered by an option until such shares have been purchased by him.

ARTICLE 20--Application of Funds

   The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan will be used for general corporate purposes.

ARTICLE 21--Changes in Capital

   If the Common Stock of the Company subject to the Plan shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation or other corporate reorganization in which the Company is the surviving corporation, the number and kind of shares subject to this Plan and the option prices shall be appropriately and equitably adjusted so as to maintain the option prices thereof. In the event of a dissolution or liquidation of the Company or a merger, consolidation, sale of all or substantially all of its assets, or other corporate reorganization in which the Company is not the surviving corporation, or any merger in which the Company is the surviving corporation but the holders of its Common Stock receive securities of another corporation, any outstanding options hereunder shall terminate. The existence of the Plan or options hereunder shall not in any way prevent any transaction described herein, and no holder of an option shall have the right to prevent such transaction.

ARTICLE 22--Approval of Stockholders

   Commencement of the Plan shall be subject to approval by the stockholders of the Company within 12 months before or after the date the Plan is adopted by the Board of Directors. Notwithstanding any provision to the contrary, failure to obtain such stockholder approval shall void the Plan, any options granted under the Plan, any share purchases pursuant to the Plan, and all rights of all participants.

                             FOLD AND DETACH HERE
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PROXY                                                                      PROXY


                             TRIAD HOSPITALS, INC.

                   Proxy For Annual Meeting on May 23, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Donald P. Fay and Burke W. Whitman proxies, each with the power to appoint his substitute and with authority in each to act in the absence of the other, to represent and to vote all shares of stock of Triad Hospitals, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Triad Hospitals, Inc. to be held at the Westin Park Central Hotel, 8051 LBJ Freeway, Dallas, Texas, on Tuesday, May 23, 2000 at 10:00 a.m., local time, and any adjournments thereof, as indicated on the proposals described in the Proxy Statement, and all other matters properly coming before the meeting.

      IMPORTANT--This Proxy Must Be Signed And Dated On The Reverse Side.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE. IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1 THROUGH 4.

Please sign exactly as your name or names appear hereon. For joint accounts, both owners should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.

                             FOLD AND DETACH HERE
--------------------------------------------------------------------------------
                             Triad Hospitals, Inc.
      PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY
     A vote FOR Items 1 through 4 is recommended by the Board of Directors
            ---
1. Election of Directors Marvin Runyon, Dale V. Kesler, Barbara A. Durand, R.N. and Donald B. Halverstadt, M.D.
         [_] For All    [_] Withhold All   [_] For All Except
Instruction: To withhold authority to vote for an individual nominee, write that nominee's name in the following space:

--------------------------------------------------------------------------------
2. Ratification of PricewaterhouseCoopers LLP as independent auditors.
         [_] FOR        [_] AGAINST        [_] ABSTAIN
3. Approval of 1999 Long-Term Incentive Plan, as amended.
         [_] FOR        [_] AGAINST        [_] ABSTAIN
4. Approval of Employee Stock Purchase Plan.
         [_] FOR        [_] AGAINST        [_] ABSTAIN



                                               Dated:                     , 2000
                                                     ---------------------

                                               --------------------------------
                                               Signature


                                               --------------------------------
                                               Signature if held jointly

                             TRIAD HOSPITALS, INC.
                        ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 23, 2000
                            VOTING INSTRUCTION FORM
                Voting Instruction Solicited by the Trustee of
                Triad Hospitals Employee Stock Ownership Trust

     The undersigned participant in the Triad Hospitals, Inc. Retirement Savings Plan (the "Plan") hereby instructs U.S. Trust Company, N.A., as Trustee of the Triad Hospitals, Inc. Employee Stock Ownership Trust, to vote at the Annual Meeting of Stockholders on May 23, 2000 or any adjournment thereof, all shares of Common Stock that have been allocated to the account of the undersigned on the Proposals more fully described in enclosed the Proxy Statement.

     THIS FORM MUST BE PROPERLY COMPLETED, SIGNED, DATED AND RECEIVED BY THE TRUSTEE NO LATER THAN 5:00 P.M. EASTERN TIME ON WEDNESDAY, MAY 17, 2000. IF YOUR VOTING INSTRUCTIONS ARE NOT TIMELY RECEIVED, THE TRUSTEE WILL VOTE YOUR SHARES IN THE SAME MANNER AND PROPORTION AS THOSE SHARES FOR WHICH INSTRUCTIONS
ARE TIMELY    RECEIVED.  YOUR VOTING INSTRUCTIONS TO THE TRUSTEE ARE
CONFIDENTIAL, AS EXPLAINED IN THE ACCOMPANYING NOTICE TO PLAN PARTICIPANTS.

  [X]  Please mark your choice like this and sign and date below.

       FOR the election of directors listed:  Marvin Runyon,     For  Withhold  For All
         Dale V. Kesler, Barbara A. Durand, R.N., and            All    All     Except
         Donald B. Halverstadt, M.D.                             [_]    [_]      [_]

       WITHHOLD AUTHORITY: to withhold authority to vote for an individual nominee, write that nominee's name in the following space:

2.   Ratification of PricewaterhouseCoopers, LLP as              For  Against  Abstain
     independent auditors.                                       [ ]    [ ]      [ ]

3.   Approval of 1999 Long-Term Incentive Plan, as amended.      For  Against  Abstain
                                                                 [ ]    [ ]      [ ]

4.   Approval of Employee Stock Purchase Plan.                   For  Against  Abstain
                                                                 [ ]    [ ]      [ ]

As a Participant in the Plan, I hereby acknowledge receipt of the Notice to Participants and the accompanying Proxy Statement relating to the Annual Meeting of Stockholders of Triad Hospitals, Inc., and hereby instruct the Trustee to vote all shares credited to my Plan account as I have indicated above. If I sign, date and return this form but do not specifically instruct the Trustee how to vote, I understand that the Trustee will vote the shares credited to my account in the same manner and proportion as those Shares for which timely instructions from participants were received.


Signature:                                      Date:
          -----------------------------------        ---------------